                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SLM Holding Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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

[SALLIE MAE LOGO]
11600 Sallie Mae Drive
Reston, Virginia 20193

                                                                  April 16, 1998

Dear Shareholder:

     I am pleased to join the Board of Directors of SLM Holding Corporation in inviting you to attend the Company's Annual Meeting of Shareholders to be held Thursday, May 21, 1998 at 10:00 a.m. at the Hyatt Regency Reston Hotel at Reston Town Center, 1800 Presidents Street, Reston, Virginia 20190. The Notice of the Annual Meeting of Shareholders and the Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

     YOUR PARTICIPATION IN THE ANNUAL MEETING IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. This will help to establish a quorum and avoid the cost of further solicitation. We hope that you will be able to attend the meeting and encourage you to read the enclosed materials describing the meeting agenda and the Company in detail.

     We look forward to seeing you on May 21.

                                          Sincerely,

                                          /s/ EDWARD A. FOX

                                          Edward A. Fox
                                          Chairman of the Board of Directors

                            SLM HOLDING CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 1998

                            ------------------------

Dear SLM Holding Corporation Shareholder:

     Consistent with the By-laws of SLM Holding Corporation, notice is hereby given on behalf of the Board of Directors that the Annual Meeting of Shareholders of SLM Holding Corporation will be held on Thursday, May 21, 1998 at 10:00 a.m. at the Hyatt Regency Reston Hotel at Reston Town Center, 1800 Presidents Street, Reston, Virginia 20190, for purposes of considering and voting on:

        (1) The election of 15 members to the Board of Directors for a term of one year;

        (2) Approval of the SLM Holding Corporation Directors Stock Plan;

        (3) Approval of the SLM Holding Corporation Management Incentive Plan;

        (4) Approval of an amendment to the SLM Holding Corporation 1993-1998 Stock Option Plan;

        (5) Ratification of certain option grants under the SLM Holding Corporation 1993-1998 Stock Option Plan;

        (6) Ratification of the appointment of Arthur Andersen LLP as independent auditors for 1998; and

        (7) Such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of SLM Holding Corporation's Common Stock at the close of business on March 23, 1998 will be entitled to vote at the Annual Meeting of Shareholders or any adjournment thereof. Accompanying this Notice of Annual Meeting of Shareholders are the form of proxy, the Proxy Statement describing in detail the business to come before the Annual Meeting of Shareholders, and the 1997 Annual Report.

     THE BOARD OF DIRECTORS SOLICITS YOUR PROXY AND ASKS YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY AT YOUR EARLIEST CONVENIENCE IN ORDER TO BE SURE YOUR VOTE IS RECEIVED AND COUNTED. RETURNING YOUR FORM OF PROXY WILL HELP AVOID THE COST OF FURTHER SOLICITATION. PLEASE CHECK THE BOX ON THE FORM OF PROXY IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS OR ADVISE MY OFFICE DIRECTLY AT (703) 810-7567.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

                                          Sincerely,

                                          /s/ LUCY C. WEYMOUTH

                                          Lucy C. Weymouth
                                          Corporate Secretary

Enclosures
April 16, 1998
Reston, Virginia

[SALLIE MAE LOGO]
11600 Sallie Mae Drive
Reston, Virginia 20193

                                                                            1998
                                                                           PROXY
                                                                       STATEMENT

                                                                  April 16, 1998
                                                                Reston, Virginia

                            SLM HOLDING CORPORATION

                            ------------------------

                              1998 PROXY STATEMENT

                            ------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
VOTING RIGHTS AND PROXY INFORMATION.........................    1
COMMON STOCK INFORMATION....................................    2
  General Information.......................................    2
  Board and Management Ownership............................    3
  Principal Shareholders....................................    4
PROPOSAL 1 -- ELECTION OF DIRECTORS.........................    5
  Information Concerning Nominees...........................    5
  Meetings of the Board.....................................    8
BOARD GOVERNANCE GUIDELINES FOR SLM HOLDING CORPORATION.....   10
DIRECTOR REMUNERATION.......................................   12
EXECUTIVE OFFICERS..........................................   13
  Names and Titles..........................................   13
  Previous Experience.......................................   13
EXECUTIVE COMPENSATION......................................   13
  Report of the Compensation and Personnel Committee on
  Executive Compensation....................................   14
  Summary Compensation Table................................   16
  1997 Option Grant Table...................................   17
  1997 Option Exercises and Year-End Value Table............   18
  Pension Plan Table........................................   18
  Certain Transactions......................................   19
  Severance Arrangements....................................   19
STOCK PERFORMANCE GRAPH.....................................   20
NEW PLAN BENEFITS...........................................   21
PROPOSAL 2 -- APPROVAL OF SLM HOLDING CORPORATION DIRECTORS
  STOCK PLAN................................................   21
PROPOSAL 3 -- APPROVAL OF SLM HOLDING CORPORATION MANAGEMENT
  INCENTIVE PLAN............................................   23
PROPOSAL 4 -- APPROVAL OF AN AMENDMENT TO THE SLM HOLDING
  CORPORATION 1993-1998 STOCK OPTION PLAN...................   28
PROPOSAL 5 -- RATIFICATION OF CERTAIN OPTION GRANTS UNDER
  THE SLM HOLDING CORPORATION 1993-1998 STOCK OPTION PLAN...   29
PROPOSAL 6 -- RATIFICATION OF THE APPOINTMENT OF
  INDEPENDENT AUDITORS......................................   31
OTHER MATTERS...............................................   31
  Solicitation Costs........................................   32
  Shareholder Proposals.....................................   32
  Section 16(a) Beneficial Ownership Reporting Compliance...   32
EXHIBIT A -- SLM HOLDING CORPORATION DIRECTORS STOCK PLAN...  A-1
EXHIBIT B -- SLM HOLDING CORPORATION MANAGEMENT INCENTIVE
  PLAN......................................................  B-1

                            SLM HOLDING CORPORATION

                            ------------------------

                              1998 PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 1998

                            ------------------------

     This Proxy Statement is furnished to holders on the Record Date (as defined below) of Common Stock (the "Shareholders") in connection with the solicitation of proxies by the Board of Directors of SLM Holding Corporation (the "Company") to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Thursday, May 21, 1998 at 10:00 a.m. at the Hyatt Regency Reston Hotel at Reston Town Center, 1800 Presidents Street, Reston, Virginia 20190, or at any adjournment thereof. This Proxy Statement and the accompanying form of proxy (the "Proxy Card") and the 1997 Annual Report are first being sent to Shareholders on or about April 16, 1998. The principal offices of the Company are located at 11600 Sallie Mae Drive, Reston, Virginia 20193.

     At the Annual Meeting, the Shareholders will be asked to elect 15 members to the Board for the coming year; approve the SLM Holding Corporation Directors Stock Plan; approve the SLM Holding Corporation Management Incentive Plan; approve an amendment to the SLM Holding Corporation 1993-1998 Stock Option Plan; ratify certain options granted under the SLM Holding Corporation 1993-1998 Stock Option Plan; ratify the appointment of Arthur Anderson LLP as independent auditors for 1998; and to transact such other business as may properly come before the meeting or any adjournment thereof.

     In order to transact business at the Annual Meeting, a majority of the outstanding shares of the Company's Common Stock (the "Common Stock"), whether represented in person or by proxy, must be present at the Annual Meeting. If such a quorum is not present, a majority of shares so represented may adjourn the Annual Meeting to a future date. Abstentions and broker non-votes are counted when determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented at the Annual Meeting, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The only business that will be conducted at the Annual Meeting is business that is brought forward either by the Board of Directors or by any Shareholder, if such Shareholder has given timely written notice to the Secretary of the Company. At the close of business on March 23, 1998 (the "Record Date"), the Secretary had not received notice from any Shareholder of any proper business to come before the Annual Meeting other than those items specified above.

                      VOTING RIGHTS AND PROXY INFORMATION

     Shareholders are entitled to vote at the 1998 Annual Meeting and any adjournment thereof. Shares may be voted in person or by proxy. A Shareholder may revoke a proxy at any time before its exercise by giving written notice of such revocation, by executing and delivering a new proxy or by voting in person his or her shares at the Annual Meeting. Shares held on the Record Date through a bank, brokerage firm or other intermediary may be voted in person at the Annual Meeting by obtaining a legal proxy from such bank, brokerage firm or other intermediary. At the Annual Meeting, the Chairman of the Board shall designate the time that the polls shall close. Only those proxies received or votes cast prior to the closing of the polls shall be valid.

     In the election of directors, Shareholders are entitled to cumulative voting, meaning that each share of Common Stock is entitled to a number of votes equal to the number of directors to be elected. A Shareholder voting in person may cumulate votes and give one nominee all of his or her votes or distribute such number of votes among the nominees in such manner as he or she deems advisable. Unless other instructions are given in writing, the votes of a Shareholder voting by proxy will be cast among the nominees specified on the accompanying Proxy Card (the "Nominees") for whom authority was not withheld and will be cumulated in a manner so as to assure the election of the maximum number of the Nominees to the Board of Directors. The 15 nominees who receive the greatest number of votes cast and entitled to be voted at the Annual Meeting will be elected. Also, see "Proposal 1 -- Election of Directors" at page 5 with respect to the voting on the election as a director.

     Approval of other matters indicated above for consideration at the Annual Meeting requires an affirmative vote of at least a majority of the votes cast and entitled to be voted at the Annual Meeting, with each share of stock entitled to one vote.

     PROXIES THAT ARE PROPERLY EXECUTED AND TIMELY RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR THE OTHER MATTERS DESCRIBED HEREIN, UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THEIR PROXY CARD.

                            COMMON STOCK INFORMATION

GENERAL INFORMATION

     The Common Stock was issued on August 7, 1997 following shareholder approval of the reorganization of Student Loan Marketing Association, a government sponsored enterprise (the "GSE"), as a subsidiary of the Company (the "Reorganization").

     On January 2, 1998, the Company effected a 7-for-2 stock split through a stock dividend of an additional five shares of Common Stock for every two shares owned. Unless otherwise indicated, all share amounts and stock prices in this Proxy Statement have been adjusted to reflect the stock split.

     At December 31, 1997, 173,410,937 shares of Common Stock, par value $.20 per share, were outstanding. At March 23, 1998, the Record Date, 170,410,347 shares of Common Stock were outstanding and eligible to be voted. The Common Stock is listed on the New York Stock Exchange, symbol "SLM."

BOARD AND MANAGEMENT OWNERSHIP

     The following table provides information regarding shares owned by Nominees and management at February 28, 1998. Neither any individual officer or director nor the directors and executive officers as a group was the beneficial owner of more than 1% of the outstanding Common Stock at February 28, 1998.

                                                                                   TOTAL
                                                                                  POSITION
                                                                                 OWNED AND       MAY BE
                                                                 CREDITED TO    CREDITED TO     ACQUIRED
                                                                 BENEFIT PLAN   BENEFIT PLAN     WITHIN
                                                      OWNED(1)    ACCOUNT(2)     ACCOUNT(3)    60 DAYS(4)
                                                      --------   ------------   ------------   ----------
DIRECTOR NOMINEES
James E. Brandon....................................    6,209        3,178          9,387        14,000
Charles L. Daley....................................   21,977          932         22,909        14,000
Thomas J. Fitzpatrick...............................    1,575            0          1,575             0
Edward A. Fox.......................................  189,000            0        189,000             0
Diane Suitt Gilleland...............................    3,055        3,191          6,246        12,775
Ann Torre Grant.....................................    1,400            0          1,400             0
Ronald F. Hunt......................................   16,485        3,805         20,290         3,500
Benjamin J. Lambert III.............................    2,377        1,669          4,046         3,500
Albert L. Lord......................................  115,745        1,787        117,532         3,500
Marie V. McDemmond..................................        0            0              0             0
Barry A. Munitz.....................................        0            0              0             0
A. Alexander Porter, Jr.(5).........................   92,690          932         93,622        14,000
Wolfgang Schoellkopf(5).............................    3,500            0          3,500             0
Steven L. Shapiro...................................    7,277        2,506          9,783        14,000
Randolph H. Waterfield, Jr. ........................    2,275        2,137          4,412        14,000

NAMED EXECUTIVE OFFICERS
Albert L. Lord......................................  115,745        1,787        117,532         3,500
J. Paul Carey.......................................   18,718            0         18,718             0
Mark G. Overend.....................................   22,615        1,027         23,642        40,614
Robert R. Levine....................................   23,892            0         23,892        39,886
Marianne M. Keler...................................   28,588          168         28,756        36,736

DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP.........  557,378       21,332        578,710       210,511

---------------

(1) Consists of shares held, directly or indirectly, by the individual and, in the case of officers, shares credited directly to the individual's account under the Sallie Mae 401(k) Savings Plan as of February 28, 1998. Unless otherwise indicated and subject to shared ownership with spouses and under applicable community property laws, each owner has sole voting and sole investment power with respect to the stock listed.

(2) Consists of share equivalents credited under the Directors' Deferred Compensation Plan and the Sallie Mae Supplemental 401(k) Savings Plan as of February 28, 1998.

(3) Consists of total of columns 1 and 2.

(4) Consists of shares which may be acquired through currently exercisable stock options. Does not include option grants which are subject to shareholder approval or which do not vest within 60 days after February 28, 1998.

(5) Mr. Porter's beneficial ownership includes 91,000 shares over which he shares investment and voting control through two limited partnerships of which he is a general partner. Mr. Schoellkopf's shares shown as owned are held through a limited partnership of which he is the sole general partner.

PRINCIPAL SHAREHOLDERS

     To the Company's knowledge based solely on Schedules 13G filed with the Securities and Exchange Commission, the following institutions were beneficial owners of 5% or more of the Company's outstanding Common Stock at December 31, 1997. The Company is not aware of any other beneficial owner who became the beneficial owner of 5% or more of the Company's Common Stock between December 31, 1997 and March 23, 1998.

                                                                               OWNERSHIP
                                                                             PERCENTAGE AT
                PRINCIPAL HOLDER AND ADDRESS                    SHARES     DECEMBER 31, 1997
                ----------------------------                  ----------   -----------------
The Capital Group Companies, Inc.(1)
Los Angeles, CA 90071.......................................  21,005,880        12.11%
Janus Capital Corporation(2)
100 Fillmore Street
Denver, CO 80206............................................  14,312,182         8.25%
Boston Partners Asset Management, L.P.(3)
One Financial Center, 43rd Floor
Boston, MA 02111............................................  12,684,700         7.31%
Chancellor LGT Asset Management, Inc.
Chancellor LGT Trust Company
LGT Asset Management, Inc.(4)
1166 Avenue of the Americas
New York, NY 10036..........................................   9,166,094         5.29%
FMR Corp.(5)
82 Devonshire Street
Boston, MA 02109............................................   8,834,525         5.09%

---------------

(1) Certain operating subsidiaries of The Capital Group Companies, Inc. held investment power over various institutional accounts, which held, as of December 31, 1997, 21,005,880 shares of the Common Stock (12.11% of the shares outstanding). Capital Research and Management Company, a registered investment adviser and a wholly owned subsidiary of The Capital Group Companies, Inc., had investment power with respect to 13,412,000 of such shares (7.73% of the shares outstanding).

(2) Thomas H. Bailey is President, Chairman of the Board of Directors and owner of 12.2% of Janus Capital. Each of Janus Capital and Mr. Bailey shares voting power over the shares included herein. Neither Janus Capital nor Mr. Bailey has the right to receive any dividends from, or proceeds from the sale of, the shares included herein, and each disclaims any ownership associated with these rights.

(3) Boston Partners Asset Management, L.P. is the record owner of all of the shares included herein. Boston Partners Inc. is the sole general partner of Boston Partners Asset Management L.P., and Desmond John Heathwood is the principal shareholder of Boston Partners Inc. Each of Boston Partners Asset Management L.P., Boston Partners Inc. and Mr. Heathwood shares voting power over the shares included herein. Boston Partners Inc. and Mr. Heathwood disclaim beneficial ownership of the shares included herein.

(4) Chancellor LGT Trust Company is a wholly owned subsidiary of Chancellor LGT Asset Management, Inc., which is in turn a wholly owned subsidiary of LGT Asset Management, Inc. Chancellor LGT Asset Management, Inc. and Chancellor LGT Trust Company have sole power to vote or to direct to vote all of the shares included herein.

(5) Fidelity Management and Research Company, a wholly owned subsidiary of FMR Corp., beneficially owns 8,493,100 of the shares included herein. FMR Corp. does not have sole power to vote these shares. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., beneficially owns 183,925 of the shares included herein. FMR Corp. has sole power to vote 177,275 of these 183,925 shares.

                        PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, shareholders will elect 15 directors to serve on the Board of Directors for one year terms or until their successors are elected and qualified. Upon the recommendation of the Nominations and Governance Committee of the Board, each of the current directors has been nominated for reelection by the Board. Each of the Nominees was first elected to the Corporation's Board of Directors on July 31, 1997 as a nominee of the Committee to Restore Value at Sallie Mae (the "CRV") in connection with shareholder approval of the Reorganization.

     As indicated above, shareholders have the right to elect directors by cumulative voting. Unless instructed to the contrary, the persons named in the accompanying Proxy Card intend to vote the shares equally for the election of all of the Nominees named in this Proxy Statement. However, if votes are cast for any nominee other than those named in this Proxy Statement, the proxy holders will have full authority to vote cumulatively and to allocate votes among any or all of the Nominees named herein (except to the extent that authority to vote particular shares for any particular nominee(s) is withheld) according to their sole discretion, in order to elect the maximum number of the Nominees to the Board of Directors. Although it is not contemplated that any Nominee will decline or be unable to serve, the shares will be voted by the proxy holders in their discretion for another person if such a contingency should arise.

INFORMATION CONCERNING NOMINEES

     The name, age, year first elected to the Board of the Company or its predecessor, the GSE, principal business or occupation through the past five years and other public company directorships of each of the Nominees is set forth below. The Nominee's ownership of stock of the Company as of February 28, 1998 is set forth above under "Common Stock Information -- Board and Management Ownership." Albert L. Lord, Chief Executive Officer and Vice Chairman of the Board of Directors is the only executive officer of the Company who is also a member of the Board or a Nominee. There are no family relationships between the directors or Nominees and the executive officers of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE 15 NOMINEES NAMED BELOW. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THEIR PROXY CARD.

         NAME AND AGE AT                              DESCRIPTION OF PRINCIPAL
        DECEMBER 31, 1997                              BUSINESS OR OCCUPATION
        -----------------                             ------------------------
James E. Brandon, Esq. ...........  Attorney and Certified Public Accountant. Mr. Brandon is
Director since 7/5/95               President and director of the following private companies:
Age 71                              National Cattle Co., Inc., Automated Electronics Corp.,
                                    Kirby Royalties, Inc., and El Paso Venezuela Company, each an oil and gas company; Oldham Ranches, Inc., Grain
                                    Properties, Inc., and Park-Princess, Inc., each a real
                                    estate investment company. Mr. Brandon is a trustee of
                                    Eureka College in Illinois, serving a six-year term that
                                    commenced in 1993. He also served as a Trustee of Eureka
                                    College from 1985 to 1991. Mr. Brandon served as director of the GSE, by appointment of the President of the United
                                    States, from 1982 through 1991.
Charles L. Daley..................  Director, Executive Vice President and Secretary of TEB
Director since 7/5/95               Associates, Inc., a real estate finance company, since 1992.
Age 65                              Mr. Daley was Executive Vice President and Chief Operating
                                    Officer of First Peoples Financial Corporation, a bank
                                    holding company, from 1987 to 1992 and Executive Vice
                                    President and Chief Operating Officer of First Peoples Bank
                                    of New Jersey, a state-chartered commercial bank, from 1984 to 1992.

         NAME AND AGE AT                              DESCRIPTION OF PRINCIPAL
        DECEMBER 31, 1997                              BUSINESS OR OCCUPATION
        -----------------                             ------------------------
Thomas J. Fitzpatrick.............  Founder, President and Chief Executive Officer of Equity
Director since 7/31/97              One, Inc., a consumer lending company, since 1990. Mr.
Age 49                              Fitzpatrick was Vice Chairman of Commercial Credit Co. From
                                    1988 until 1989. From 1983 until 1988, he was President and
                                    Chief Operating Officer of Manufacturers Hanover Consumer
                                    Services, where he had been employed since 1979. Mr.
                                    Fitzpatrick currently serves on the board of directors of
                                    MAB Paints and Equity One, Inc.
Edward A. Fox.....................  Mr. Fox retired from the GSE in 1990 after serving as its
Director since 7/31/97              President and Chief Executive Officer since its inception in
Age 61                              1973. From 1990 until 1994, he was the Dean of the Amos Tuck
                                    School of Business Administration at Dartmouth College. Mr.
                                    Fox is a director of Delphi Financial Group, Greenwich
                                    Capital Management and New England Life Insurance Co., and
                                    is Chairman of the Board of Commerce Security Bancorp. In
                                    1997, the Governor of Maine appointed Mr. Fox to a
                                    three-year term on the New England Board of Higher
                                    Education.
Diane Suitt Gilleland.............  Senior Associate, Institute for Higher Education Policy.
Director since 3/25/94              Previously, Dr. Gilleland was Senior Fellow, American
Age 51                              Council on Education, Washington, DC (1997); Director of
                                    Arkansas Higher Education (1990-1997) and Chief Finance
                                    Officer (1986-1990). Dr. Gilleland is a director of the GSE and serves on the boards of several organizations including the Southern Regional Education Board's Commission on
                                    Education Quality.
Ann Torre Grant...................  Independent financial and strategic consultant. Previously,
Director since 7/31/97              Ms. Grant was Executive Vice President, Chief Financial
Age 39                              Officer and Treasurer of NHP Incorporated, a broad-based
                                    national real estate services firm, from 1995 until the
                                    company was acquired in 1997. Ms. Grant was Vice President and Treasurer of US Airways from 1991 until 1995. She is
                                    currently a director of the GSE, Franklin Mutual Series, a
                                    $30 billion family of mutual funds, Condor Technology
                                    Solutions, Inc., and Manor Care Realty.
Ronald F. Hunt, Esq...............  Attorney in New Bern, North Carolina, where he has resided
Director since 7/5/95               since 1990. Mr. Hunt retired from the GSE in 1990 after
Age 54                              serving in a number of executive positions there, beginning in 1973. Mr. Hunt is a director of the GSE and is Chairman of the Board of Directors of the National Student Loan
                                    Clearinghouse, a not-for-profit corporation that provides
                                    loan status verification for participants in the FFELP.
Benjamin J. Lambert, III..........  Senator of the State of Virginia since 1986. As a Senator,
Director since 7/5/95               Dr. Lambert has focused on education issues and is Chairman
Age 60                              of the Senate's Higher Education Subcommittee. Dr. Lambert
                                    has also been self-employed as an optometrist since 1962.
                                    Dr. Lambert is a director of the GSE and of the following
                                    public companies: Consolidated Bank & Trust Company,
                                    Virginia Electric and Power, and Dominion Resources. Dr.
                                    Lambert is also Secretary of the Board of Trustees of
                                    Virginia Union University, where he has served as a Trustee for over 15 years.

         NAME AND AGE AT                              DESCRIPTION OF PRINCIPAL
        DECEMBER 31, 1997                              BUSINESS OR OCCUPATION
        -----------------                             ------------------------
Albert L. Lord....................  Vice Chairman and Chief Executive Officer of the Company
Director since 7/5/95               (1997-present). Previously, Mr. Lord was President and
Age 52                              principal shareholder of LCL Ltd., a Washington D.C. firm
                                    that provides consulting services in investment and
                                    financial services. Mr. Lord served as the Executive Vice
                                    President and Chief Operating Officer of the GSE from 1990 to 1994. Mr. Lord serves as a director of First Alliance
                                    Corporation, Irvine, CA.
Marie V. McDemmond................  President of Norfolk State University since July 1997. From
Director since 7/31/97              December 1988 to June 1997, Dr. McDemmond served Florida
Age 52                              Atlantic University in various capacities, most recently as
                                    Vice President for Finance and Chief Fiscal Officer. She is
                                    also a frequent author and lecturer on women and minority
                                    issues and financial management of colleges and
                                    universities. Dr. McDemmond is a director of the GSE.
Barry A. Munitz...................  President and Chief Executive Officer, The J. Paul Getty
Director since 7/31/97              Trust, Los Angeles, CA. Dr. Munitz formerly served as
Age 56                              Chancellor and Chief Executive Officer of the California
                                    State University System from 1991 to 1997. Dr. Munitz is a former chair of the American Council on Education and Vice
                                    Chair of the National Commission on the Cost of Higher
                                    Education. He is Chairman of the National Advisory Group for
                                    the Ford Foundation-supported Project on Higher Education
                                    Costs, Pricing and Productivity, and a member of the
                                    Executive Committee of Los Angeles' KCET Public Television
                                    Station. Dr. Munitz also serves as a director of SunAmerica
                                    Corp.
A. Alexander Porter, Jr. .........  Co-Founder and President of Porter, Felleman, Inc., an
Director since 7/5/95               investment management company, since 1976. He is also
Age 59                              General Partner of Amici Associates, L.P. since 1976 and of the Collectors' Fund since 1984. Amici and the Collectors'
                                    Fund are investment partnerships in which Mr. Porter has
                                    investment discretion to buy and sell securities. Mr. Porter is a director of the GSE, a trustee of Davidson College in
                                    North Carolina, a Founder and Director of Distribution
                                    Technology, Inc., a privately held company, and a trustee of
                                    The John Simon Guggenheim Memorial Foundation.
Wolfgang Schoellkopf..............  Principal, Ramius Capital Group. Formerly, Mr. Schoellkopf
Director since 7/31/97              was Vice Chairman and Chief Financial Officer of First
Age 65                              Fidelity Bancorporation from 1990 until 1996. From 1963 to
                                    1988, Mr. Schoellkopf was with The Chase Manhattan Bank,
                                    last as Executive Vice President and Treasurer. Mr.
                                    Schoellkopf currently serves on the Boards of Directors of
                                    Inner-City Scholarship Fund and Marymount University.
Steven L. Shapiro.................  Certified Public Accountant and Personal Financial
Director since 7/5/95               Specialist. Mr. Shapiro is Chairman of Alloy, Silverstein,
Age 57                              Shapiro, Adams, Mulford & Co., an accounting firm, where he has been employed since 1960, and has served on its board of directors since 1966. Mr. Shapiro is a member of the
                                    executive advisory council of Rutgers University, and is a federal key person of the American Institute of Certified
                                    Public Accountants. Mr. Shapiro also serves on the boards of the following companies: Carnegie Bancorp, the Casino
                                    Reinvestment Development Authority and the West Jersey
                                    Hospital Foundation.

         NAME AND AGE AT                              DESCRIPTION OF PRINCIPAL
        DECEMBER 31, 1997                              BUSINESS OR OCCUPATION
        -----------------                             ------------------------
Randolph H. Waterfield, Jr. ......  Certified public accountant and self-employed accounting
Director since 7/5/95               consultant since 1990. Prior to 1990, Mr. Waterfield was
Age 66                              with Ernst & Young for 40 years, during which time he served as the audit partner with a number of major clients,
                                    including the GSE, and was the East Region Director of
                                    Accounting and auditing and managing partner of Ernst &
                                    Young's Washington, D.C. office. Mr. Waterfield is a Trustee of Drexel University.

MEETINGS OF THE BOARD

     The Board of Directors conducts regular meetings on a bi-monthly basis and special meetings as may be required from time to time. As noted above, the current Board was elected on July 31, 1997. Between that date and December 31, 1997, three meetings of the Board were held. Each of the Nominees attended at least 75% of the total number of meetings of the Board and committees of which they were members between July 31, 1997 and December 31, 1997, except for Mr. Munitz who attended five of eight Board and committee meetings between such dates.

     The Board uses a number of committees to assist it in the performance of its duties. Meetings of the committees of the Board are generally held on the day prior to the regular meetings of the Board and on such other dates as may be necessary between regular meetings. The present standing committees are the Audit/Risk Management Committee, the Compensation and Personnel Committee, the Executive Committee, the Nominations and Governance Committee, and the Operations Committee. The purposes of the Audit/Risk Management, Compensation and Personnel, and Nominations and Governance Committees, the identity of their current members, and the number of meetings held during 1997 are set forth below.

Audit/Risk Management Committee

     The Audit/Risk Management Committee was established for the purpose of assisting the Board in fulfilling its responsibilities by providing oversight relating to corporate integrity and management of financial risk, adequacy of internal controls, adherence to relevant accounting standards and financial reporting requirements, and to help assure the objectivity and independence of the Company's independent accountants and audit function. The Committee is also responsible for reviewing major risk positions of the Company.

     Pursuant to the Company's By-Laws, each member of the Audit/Risk Management Committee must be an "independent director" as defined in the By-Laws. The current membership of the Audit/Risk Management Committee, which held two meetings between July 31, 1997 and December 31, 1997, is as follows: Thomas J. Fitzpatrick, Chairman; James E. Brandon, Vice Chairman; Ann Torre Grant; Benjamin J. Lambert, III; and Marie V. McDemmond.

Compensation and Personnel Committee

     The Compensation and Personnel Committee was established for the purpose of assisting the Board in fulfilling its responsibilities relating to human resources, compensation and benefit matters concerning the Company and its subsidiaries. The Committee makes recommendations to the Board as to compensation and other benefits for members of the Board, reviews annually the performance of the CEO and the executive officers of the Company and establishes compensation terms for such individuals, and generally oversees the programs and policies of the Company relating to compensation and the development and retention of capable management.

     Pursuant to the Company's By-Laws, each member of the Compensation and Personnel Committee must be an "independent director" as defined in the By-Laws. The current membership of the Compensation and Personnel Committee, which held three meetings between July 31, 1997 and December 31, 1997, is as follows: Ann Torre Grant, Chairman; Wolfgang Schoellkopf, Vice Chairman; Charles L. Daley; and Barry A. Munitz.

Nominations and Governance Committee

     The Nominations and Governance Committee was established for the purpose of assisting the Board in establishing appropriate standards for the governance of the Company, the operations of the Board and the qualifications of directors, as well as proposing candidates for Board membership. The Committee reviews the composition, diversity and operation of the Board, and evaluates the performance and contributions of individual directors and the Board as a whole. At its first meeting of each calendar year, the Committee considers nominees for election to the Company's Board of Directors at the upcoming annual meeting of shareholders. Shareholders may recommend candidates for nomination to the Company's Board by sending their recommendation to the Lead Independent Director (care of the Company's Secretary). Shareholders are encouraged to submit any recommendation no later than January 1 in order to permit the recommendation to be considered by the Committee in connection with that year's annual meeting of shareholders.

     Pursuant to the Company's By-Laws, each member of the Nominations and Governance Committee must be an "independent director" as defined in the By-Laws, and the Committee is chaired by the Lead Independent Director. The current membership of the Nominations and Governance Committee, which held four meetings between July 31, 1997 and December 31, 1997, is as follows: A. Alexander Porter, Jr., Chairman and Lead Independent Director; Benjamin J. Lambert, III, Vice Chairman; Thomas J. Fitzpatrick; and Marie V. McDemmond.

                          BOARD GOVERNANCE GUIDELINES
                                      FOR
                            SLM HOLDING CORPORATION

     In the Fall of 1997, the Nominations and Governance Committee undertook to develop a set of guidelines for the Board of Directors. The Committee consulted with outside advisors and reviewed a variety of materials addressing corporate governance practices. The Committee recommended the following Guidelines to the Board, which unanimously approved these Guidelines on November 21, 1997.

                                    *  *  *

     The directors of SLM Holding Corporation (the "Company") share a strong commitment to principles of genuine accountability to shareholders. This commitment is reflected in the terms of the Charter and By-Laws that the Board of Directors instituted for the Company.

     The Board recognizes the importance of Governance Guidelines in establishing a framework to promote responsible and responsive leadership. The Board also recognizes that, having been elected as a group, it will experience a variety of dynamics as directors' talents, time and effort are called upon. Accordingly, the Board intends to review these Guidelines at least annually, and to reevaluate, revise and reaffirm these guidelines as appropriate.

 1. BOARD MEMBERSHIP. The Board will establish membership objectives to provide guidance in filling vacancies. The Nominations and Governance Committee will recommend nominees for election to the Board and establish a procedure for accepting nominations from directors, management and shareholders.

         When selecting nominees, the Nominations and Governance Committee will consider the need for individuals who have the skills necessary to fully participate in Board decision-making. The Committee will also consider the needs of the Board as a whole; individuals will be assessed based on the contribution they can make to the breadth of relevant experience and knowledge represented on the Board.

         At the recommendation of the Nominations and Governance Committee, the Board has established a recommended retirement age for directors. The Nominations and Governance Committee will also consider establishment of term limits for directors.

 2. BOARD LEADERSHIP. The Board currently has separated the roles of Chairman of the Board and CEO. However, in the future the Board may wish to consider alternative structures. Subject to the requirements under the Company's By-Laws, the Board will be free to decide how to structure its leadership, for instance by either joining or separating the roles of Chairman and CEO, in the way that is best for the Company at a given point in time.

         The Board has chosen an independent director as Lead Director to facilitate coordination of the activities of the independent members of the Board.

         The Chairman and Lead Director will be elected annually, typically at the first meeting following the annual meeting of shareholders.

 3. INDIVIDUAL COMMITMENT TO THE BOARD. The Board will endeavor to nominate members who have sufficient time and dedication to fulfill their responsibilities to the Company. The Board also recommends that members limit the number of other directorships or senior executive positions they hold to a number that allows them to adequately fulfill their responsibilities to the entities with which they have such a position of responsibility. The Board requires that all members inform the Board of any change in their outside positions and responsibilities during their tenure.

 4. REVIEW OF THE CEO. The Board will review the performance of the CEO at least annually in meetings of independent directors not attended by the CEO. This review and report will be conducted independently of any compensation review. The results of this review preferably will be communicated to the CEO by the Lead Director.

 5. PLANNING FOR MANAGEMENT SUCCESSION. The CEO will report to the Board annually regarding succession planning and management development. The Board, assisted by the Nominations and Governance Committee and the Compensation and Personnel Committee, will take an active role in ensuring that the Company is developing management talent and that succession plans, for both emergencies and long-term replacement planning, are in place.

 6. BOARD REVIEW OF BUSINESS OPERATIONS AND STRATEGIC PLANS. The Board will review the Company's financial objectives and will take an active oversight role with respect to strategic planning by annually reviewing and approving management's one-year operating plan and overseeing the development of a multi-year strategic plan.

 7. RELATIONSHIP BETWEEN THE BOARD AND MANAGEMENT. The Company believes that open communication between Board members and management serves the best interests of the Company and results in the highest quality corporate governance. To encourage such communication, the Board intends regularly to invite members of management to participate in Board meetings. The Board also encourages members of management to suggest the participation of other individuals who could contribute to the Board's complete understanding of an issue.

         Board members and management have complete access to one another for purposes of more informal, one-on-one, communication. Board members also have complete access to the Company's outside legal counsel and other professional advisors, and in recognition of its accountability to shareholders, the Board may seek independent advice at any time.

 8. EXECUTIVE SESSIONS. The Board will meet in Executive Session, without the presence of management or the CEO, at the end of each Board meeting.

 9. RELATIONSHIP BETWEEN THE BOARD AND SHAREHOLDERS AND THE PUBLIC. Individual directors when speaking with shareholders and the public should be mindful of their obligation not to disclose material non-public information and of the fact that their views may not represent the views of the full Board or management. Subject to such considerations, directors should feel free to respond to shareholders and the public to openly express their views on matters affecting the Company.

10. MEETINGS OF THE INDEPENDENT BOARD. The independent members of the Board will meet as a group at least once annually. The Lead Director may, if appropriate, invite non-independent members of the Board to attend such meetings (other than the CEO).

11. BOARD AND COMMITTEE MEETING AGENDAS. The Chairman of the Board, in consultation with the Committee Chairmen and management, will determine the agenda for Board meetings. The Chairman of each Committee, in consultation with management, will determine the agenda for Committee meetings. Individual Board members and members of management are free to suggest additional Board and Committee meeting agenda items. In order to facilitate full participation in setting the agenda, the Chairman of the Board will make every effort to distribute a tentative agenda in advance of the meeting and actively solicit and consider the requests for additions by Board members and management.

         The Board expects meeting materials will be distributed sufficiently in advance of a Board meeting to allow Board members sufficient time for a thorough review of the materials. The Nominations and Governance Committee will monitor whether target distribution dates are satisfied.

12. MEMBERSHIP AND RESPONSIBILITIES OF BOARD COMMITTEES. The Board relies heavily on its Committees to accomplish its substantive work. Because of the responsibility given to the Committees, the Board will select the members of each Committee, and will articulate clear delegations of authority and responsibility to each of the Committees. Committee chairs will be responsible for deciding whether to take action on a particular item at the Committee level or at a meeting of the full Board, although any director (whether or not a Committee member) may request that a matter be presented for a full Board vote. At or before each Board meeting, Committee chairs (including the Executive Committee chair) will report to the full Board significant Committee actions since the last Board meeting.

         After each annual shareholder meeting, the Board will vote on the composition of its Committees. The Nominations and Governance Committee shall make recommendations to the Board regarding adjustments in Committee composition.

         The Nominations and Governance Committee will present to the Board annual recommendations regarding the areas of responsibility and specific tasks that will be delegated to each Committee. The Committee's recommendations with respect to such delegations will then be reviewed and, if the Board considers them appropriate, revised or approved by the full Board and reflected in the respective Committees' charters.

13. DIRECTOR COMPENSATION POLICY. The compensation of the members of the Board of Directors, for performance of their regular duties as directors, shall be in the form of stock or other equity-linked compensation.

14. BOARD SELF-REVIEW. The Board will undertake an annual self-review, consisting primarily of individual Committee evaluations which will be presented to the full Board at a Board meeting. In these reports, each Committee Chairman will address the extent to which the Committee has fulfilled its delegated responsibilities, and the strengths and weaknesses of the Committee's operation during that year. The Chairman's report will also include Committee goals for the upcoming year, particularly with respect to addressing unfulfilled tasks or identified weaknesses. The Chairman of the Board and/or the Lead Independent Director, may make a similar report as to the operation of the Board as a whole.

15. REVIEW OF THE GUIDELINES. The Board will publish these guidelines in its 1998 annual meeting proxy statement and invite shareholder comments thereon, to be directed to the Lead Director. The full Board will annually review these guidelines to consider whether they continue to reflect the goals, functions and needs of the Company, the Board and the shareholders.

                             DIRECTOR REMUNERATION

     Consistent with the commitment of the CRV in connection with the Reorganization, effective as of August 1, 1997, the Company eliminated annual cash retainers and meeting fees for non-employee directors and established a program that compensates non-employee directors exclusively through the grant of stock options.

     Under the Company's director compensation program, each non-employee director other than the Chairman received a two-part option grant, totaling 105,000 options per director, and the Chairman of the Board received a two-part option grant totaling 157,500 options. The first component of the option grants is a special one-time award made in consideration of the directors' leadership in promoting shareholder interests in connection with the shareholders' vote on the Reorganization. The second component represents a three-year grant for the directors' service on the Board. All of these options have an exercise price of $39.34 and vest in one-third increments upon the Common Stock reaching a closing price of $42.86, $57.14 and $71.43, respectively, on five trading days ($150, $200 and $250 pre-split). The options also vest on the eighth anniversary of their grant (i.e., on August 13, 2005), subject to the optionee's continued service as a director. The Board believes that these option grants, which are contingent on shareholder approval of the Directors Stock Plan (see Proposal 2), represent "at risk" compensation in two respects. First, vesting of the options during the first eight years is contingent upon the Common Stock reaching the levels described above on five trading days. Second, once the options are vested, their continued value is dependent on the extent to which the Company's stock price remains above the options' exercise price. Thus, the Board believes that they will be compensated through these options only if the Company is able to enhance its business through superior service to borrowers, educational institutions and its bank partners, so as to produce increased value to the Company's shareholders.

     The Company's non-employee directors are provided with $50,000 of life insurance, are covered by a travel insurance plan while traveling on Company business and may receive a $1,500 per diem for additional approved work. No such payments were made to directors in 1997. Mr. Lord, the sole director who also is employed by the Company, receives no separate compensation for his service on the Board and was not a recipient of the above-described options.

     Prior to the Reorganization, Ms. Gilleland and Messrs. Brandon, Daley, Hunt, Lambert, Lord, Porter, Shapiro and Waterfield were compensated for their service on the GSE Board. Pursuant to the GSE Board's compensation arrangements, which were modified in September 1997, each of the above named directors received three quarters ($15,000) of his or her annual retainer of $20,000, a grant of 525 shares of restricted Common Stock and 3,500 options. In addition, each chairman of a standing committee of the GSE Board earned three quarters ($1,500) of an additional annual retainer of $2,000, and each director earned $1,500 for each GSE Board meeting which they attended and $1,500 for each regularly scheduled GSE Board committee meeting which they attended (with only a single fee paid for Board and committee meetings on the same day). At least 50% of the annual retainer, and at a director's election up to 100% of all cash fees, were subject to deferral into an interest or phantom stock account under the GSE's Board of Directors Deferred Compensation Plan. In addition, elected members of the GSE's Board of Directors on July 31, 1997, who were also elected members of the Company's or the GSE's Board on November 20, 1997, received a grant of 350 shares of Common Stock.

                               EXECUTIVE OFFICERS

     The executive officers of the Company at December 31, 1997, their ages at March 23, 1998, their titles, their years of employment with the Company and its predecessor, the GSE, their previous experience, including principal occupations for the past five years, are as follows:

     Albert L. Lord, 52, was named Vice Chairman and Chief Executive Officer of the Company in August 1997. From 1994 to 1997, Mr. Lord was President and principal shareholder of LCL, Ltd., a Washington, DC firm that provided consulting services in investment and financial services. From 1990 to 1994, Mr. Lord was Executive Vice President and Chief Operating Officer of the GSE.

     J. Paul Carey, 39, Executive Vice President, Marketing and Servicing, was appointed as an executive officer of the Company in August 1997. Mr. Carey is also President and a director of the GSE. From 1994 to 1997, Mr. Carey was an officer and shareholder of LCL, Ltd., a Washington, DC firm that provided consulting services in investment and financial services. From 1990 to 1994, Mr. Carey was Vice President, Institutional Finance of the GSE.

     Marianne M. Keler, 43, Senior Vice President and General Counsel, joined the GSE in 1985. Prior to her current appointment in January 1998, Ms. Keler was Vice President and General Counsel of the Company since August 1997. Prior to that time, Ms. Keler was Vice President and Associate General Counsel of the GSE. Ms. Keler is also a director of the GSE.

     Robert R. Levine, 42, Senior Vice President, Servicing, and President and Chief Operating Officer, Sallie Mae Servicing Corporation, joined the GSE in 1981. Prior to his current appointment in January 1998, Mr. Levine had served as Vice President, Servicing, of the Company since August 1997. From 1990 to 1997, Mr. Levine was Vice President and Treasurer of the GSE. Mr. Levine is also a director of the GSE.

     Mark G. Overend, 41, Senior Vice President and Chief Financial Officer, joined the GSE in 1986. Prior to his current appointment in January 1998, Mr. Overend had been named Vice President and Chief Financial Officer of the Company in August 1997. From 1991 to 1997, Mr. Overend was Vice President and Controller of the GSE. Mr. Overend is also a director of the GSE.

     In addition, on January 26, 1998, the Company announced that Anthony P. Dolanski will be joining the Company as Executive Vice President, Systems and Finance. Mr. Dolanski is a member of the Board of Directors of KPMG Peat Marwick, was previously senior partner in charge of assurance services for KPMG's high technology practice and was responsible for risk management for KPMG's financial services clients.

                             EXECUTIVE COMPENSATION

     This section includes (1) a report made by the Compensation and Personnel Committee (the "Compensation Committee") regarding the Company's executive compensation policy; (2) a summary presentation in tabular form of executive compensation; (3) a summary of 1997 stock option grants; (4) a valuation of option exercises and remaining option holdings; and (5) a description of pension plan benefits and certain severance arrangements.

     On January 2, 1998, the Company effected a 7-for-2 stock split through a stock dividend of an additional five shares of Common Stock for every two shares owned. Unless otherwise indicated, all share amounts and stock prices in this Proxy Statement have been adjusted to reflect the stock split.

REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION

     COMPENSATION POLICY: The Compensation Committee strongly believes that compensation should be tied to the financial gains of shareholders and the success of the Company in meeting the needs of its customers. Consistent with the proposals advocated by the Committee to Restore Value at Sallie Mae (the "CRV") in connection with the Reorganization, the Compensation Committee is implementing a number of pay-for-performance programs. These programs rely heavily on equity-based compensation and objective performance-based bonuses to create a broad organizational focus on enhancing shareholder value by promoting the Company's delivery of superior service to borrowers, educational institutions and its bank partners.

     The centerpiece of the Company's equity-based compensation structure is the Company's "Shared Value Option Program," which provided for Company-wide stock option grants. The Company's "Shared Value Option Program" has three components:
First, in 1997, every full-time employee received an option grant for 700 shares, which vests in two installments over the next two years. Second, the Company's non-employee directors received their compensation exclusively in the form of stock options that become exercisable when the Company's stock price reaches certain target levels. Third, as discussed below, the Company's officers received a significant portion of their compensation in the form of these same performance accelerated vesting stock options.

     Following the Reorganization, the Board in August 1997 appointed an interim compensation committee consisting of Ms. Grant and Messrs. Brandon and Daley. In September 1997, the Board established the Compensation Committee and selected Ms. Grant and Messrs. Daley, Munitz and Schoellkopf to serve on the committee. To assist it in evaluating and formulating new compensation policies for the Company's executive officers and directors, the Compensation Committee retained a compensation consulting firm. In addition, with the assistance of the consultant, the Committee reviewed compensation arrangements at a "peer group" of other S&P 500 financial services companies, including most of the companies identified under the "Stock Performance Graph" below, as well as compensation arrangements provided in various "corporate turnaround" situations and at other companies which focused heavily on equity incentive compensation. In light of the CRV's commitment to implement a new post-Reorganization business plan, the Compensation Committee determined that it should put in place compensation arrangements that will provide a significant incentive for the Company's executives that is directly contingent on the creation of shareholder value in future years. Therefore, the Compensation Committee established base salaries and annual bonus target payouts that are below the median levels at peer companies, and granted long-term incentives in the form of performance accelerated vesting stock options so as to provide a total compensation potential that is competitive with that offered at peer companies.

     BASE SALARY: The Compensation Committee determined that, coincident with the Company's new management team implementing a new business plan, base salaries should represent a less significant portion of target compensation. Accordingly, the Compensation Committee set 1997 salary levels below those paid to the Company's executive officers in the past. At Mr. Lord's recommendation, his initial salary was set at $250,000 per year, Mr. Carey's salary was set at $200,000 per year and other executives' base salaries were maintained at levels reflecting their prior positions with the Company. After reviewing the executives' efforts and performance from the date of the Reorganization through the end of 1997 and based on information learned during its study of other companies' compensation practices, the Compensation Committee determined to increase executive officer salaries. The Compensation Committee set Mr. Lord's 1998 salary at $325,000 after reviewing Mr. Lord's activities and achievements between August 1 and the end of 1997 and consideration of the fact that his base salary was and remains at a level that is low relative to that paid at peer companies. The Committee intends to review executive officer salary levels annually in the context of its evaluation of performance and goal attainment. The Company's compensation consultant determined those salary levels to be significantly below median levels set at peer companies.

     PERFORMANCE BONUSES: The Compensation Committee believes that executive officer bonuses should be based on satisfaction of specified performance criteria, and as discussed below has established an objective performance-based bonus program for 1998. The Compensation Committee was not in the position to apply pre-established performance criteria in determining 1997 executive officer bonuses due to the fact that the majority of the current members of the Compensation Committee were first elected to the Board at the time of the Reorganization. Accordingly, the Compensation Committee established 1997 executive officer bonuses, following a briefing and review by Mr. Lord, based on the Committee's evaluation of each officer's contribution to and performance in implementing the Company's post-Reorganization business plan and each officer's salary level. The Compensation Committee established Mr. Lord's 1997 bonus after evaluating his performance in the following areas: his significant personal commitment in developing and advocating a post-Reorganization business plan for the Company, his accomplishment in quickly assembling a post-Reorganization management team, his success in managing, without disruption in the Company's business, a smooth transition to the Company's post-Reorganization business structure, and his success in implementing several significant steps in the Company's post-Reorganization business plan. Consistent with the Compensation Committee's preference for equity-oriented compensation, 40% of each executive officer's bonus (on an after-tax basis) was paid in the form of Common Stock that is not transferable for one year. For 1998, the Compensation Committee has established an annual bonus program under which bonuses will be based in part on corporate performance and in part on individual performance, in each case as judged under specified criteria against preestablished performance goals. For this purpose, corporate performance will be measured against the five performance criteria announced by the CRV in connection with its proxy solicitation for the Reorganization. Those performance criteria are: core earnings per share growth, core net income growth, market share growth, reductions in average cash acquisition costs for student loans and reductions in overhead expenses.

     STOCK OPTION GRANTS: The Compensation Committee believes that stock options provide an appropriate incentive to promote long-term stable growth while aligning executives' interests with those of shareholders by putting an element of compensation at risk while presenting positive upside potential. Accordingly, the Compensation Committee determined that target total compensation should be competitive with that paid at peer companies, but that a significant portion of the executives' compensation package should be in the form of stock options. Because the Company's management is just beginning to implement its long-term business plan for the Company, the number of options granted to the Company's executive officers represents two-year grants to motivate and reward executives for performance in 1997 and 1998. The Compensation Committee does not intend to grant further options to the senior executives until at least 1999. The number of options granted was established based on information provided by the compensation consultant indicating that, when allocated over the two year period, the options would bring target total compensation to a level generally at or slightly below the median peer group level, except that Mr. Lord's option grants would place his target total compensation at the seventy-fifth percentile compared to the Company's peer group (with stock options expressed as a present value determined using the Black-Scholes Option Pricing Model). The Compensation Committee determined that the level of option grants is appropriate considering that the options represent "at risk" compensation in two respects. First, all of the options granted to the executive officers vest in one-third increments on or after August 13, 1998 and upon the Common Stock reaching a closing price of $42.86, $57.14 and $71.43, respectively, on five trading days. These vesting levels represent price targets of $150, $200 and $250 before being adjusted to reflect the effect of the stock split. In the event these price hurdles are not met, the options vest on the eighth anniversary of their grant (i.e., on August 13, 2005), subject to the optionee's continued service with the Company. Second, once the options are vested, their continued value is dependent on the extent to which the Company's stock price remains above the options' exercise price, which was set at the fair market value on the date of grant.

     SECTION 162(M): Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility of compensation paid to each of the Company's five senior executive officers, unless the compensation satisfies one of the exceptions set forth in the Code, which includes an exception for "performance-based compensa-tion." The Compensation Committee believes that the compensation which the Company's executive officers will realize upon exercise of options granted under the Shared Value Option Program will qualify as "performance-based compensation," and therefore will not be subject to the $1 million limitation, except that one-half of the options granted to Mr. Lord will qualify as "performance-based compensation" only if shareholders approve an amendment to the Company's 1993-1998 Stock Option Plan at the Annual Meeting.

                      Compensation and Personnel Committee

Ann Torre Grant, Chairman       Wolfgang Schoellkopf, Vice Chairman
Charles L. Daley                Barry A. Munitz

SUMMARY COMPENSATION TABLE

     The tables below set forth certain compensation information as to (1) the Company's chief executive officer, (2) the Company's next four highest compensated executive officers employed by the Company at the end of the 1997 fiscal year, and (3) the Company's former chief executive officer (collectively, the "Named Executive Officers").

                                           ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                               -------------------------------------------   ------------------------------------
                                                                 OTHER       RESTRICTED   SECURITIES                    ALL
                                                                 ANNUAL        STOCK      UNDERLYING      LTIP         OTHER
 NAME AND PRINCIPAL POSITION   YEAR    SALARY      BONUS      COMPENSATION    AWARD(1)    OPTIONS(2)     PAYOUT     COMPENSATION
 ---------------------------   ----   --------    --------    ------------   ----------   ----------   ----------   ------------
Albert L. Lord...............  1997   $104,167(3) $600,000(4)         --            --    1,053,500            --     $  5,654(5)
  Chief Executive Officer and
  Vice Chairman of the
  Board of Directors
J. Paul Carey................  1997     83,333(3)  400,000(4)         --            --      350,000            --        4,523(5)
  Executive Vice President,
  Marketing and Servicing
Marianne M. Keler............  1997    154,000(6)  250,000(4)         --            --      246,736            --        9,231(5)
  Senior Vice President and
  General Counsel
Robert R. Levine.............  1997    163,000(6)  250,000(4)         --            --      249,886            --        9,767(5)
  Senior Vice President,
  Servicing
Mark G. Overend..............  1997    160,000(6)  250,000(4)         --            --      250,614            --        9,582(5)
  Senior Vice President and
  Chief Financial Officer
FORMER EXECUTIVES(7)
-----------------------------
Lawrence A. Hough............  1997    441,410     456,288            --            --       94,500    $1,077,249      446,923(8)
  President and                1996    540,000     220,036            --      $219,964      105,000       329,656       54,578
  Chief Executive Officer      1995    525,000     210,052            --       209,948      175,000       372,078       31,465

---------------

(1) As of the end of the fiscal year, none of the Named Executive Officers held any shares of restricted stock.

(2) Options awarded to current executives represent grants for 1997 and 1998 compensation. Accordingly, the Compensation Committee does not intend to grant further options to the executives until at least 1999. Options awarded to Mr. Hough by the GSE Board prior to the Reorganization relate to the previous year's compensation.

(3) Salary paid for service from August 1 through December 31, 1997, at a salary of $250,000 per year for Mr. Lord and $200,000 per year for Mr. Carey.

(4) Bonus is the amount paid for the year indicated and is typically paid in the following year. For the current executives, 40% of the bonus (on an after-tax basis) was paid with shares of the Company's Common Stock which may not be transferred for one year.

(5) Consists of employer matching contributions under the Sallie Mae 401(k) Savings Plan, and with respect to Messrs. Overend and Levine and Ms. Keler, the Sallie Mae Supplemental 401(k) Savings Plan.

(6) Reflects salary paid for all of 1997. Messrs. Overend and Levine and Ms. Keler assumed their current positions as executive officers following the Reorganization.

(7) Mr. Hough served as an executive of the Company until July 31, 1997 and ceased to be employed with the Company following the Reorganization. Amounts reported as 1997 salary include payments for unused vacation time.

(8) Consists of severance payments in the amount of $210,000, reimbursement of legal expenses in the amount of $80,000, office space and miscellaneous items in the amount of $135,000 and employer matching contributions under the Sallie Mae 401(k) Savings Plan and the Supplemental Sallie Mae 401(k) Savings Plan in the amount of $21,923. See "Severance Arrangements" below.

1997 OPTION GRANT TABLE

                                                                                       % OF TOTAL
                                                                          NUMBER OF      OPTIONS
                                                                          SECURITIES   GRANTED TO
                                                               MARKET     UNDERLYING    EMPLOYEES
                                     EXPIRATION   EXERCISE    PRICE ON     OPTIONS      IN FISCAL     GRANT DATE
         NAME           GRANT DATE      DATE       PRICE     GRANT DATE    GRANTED        YEAR       PRESENT VALUE
         ----           ----------   ----------   --------   ----------   ----------   -----------   -------------
Albert L. Lord........   01/23/97     01/23/07    $30.8571    $30.8571        3,500                   $    39,340
                         08/13/97     08/13/07     39.3393     39.3393    1,050,000       12.47%       11,194,050
J. Paul Carey.........   08/13/97     08/13/07     39.3393     39.3393      350,000        4.14         3,731,350
Marianne M. Keler.....   01/23/97     01/23/07     30.8571     30.8571       17,150                       192,766
                         01/31/97     01/31/07     31.1071     31.1071       19,586                       228,177
                         08/13/97     08/13/07     39.3393     39.3393      210,000        2.92         2,238,810
Robert R. Levine......   01/23/97     01/23/07     30.8571     30.8571       19,250                       216,370
                         02/21/97     02/21/07     30.3214     30.3214       20,636                       229,060
                         08/13/97     08/13/07     39.3393     39.3393      210,000        2.96         2,238,810
Mark G. Overend.......   01/23/97     01/23/07     30.8571     30.8571       20,300                       228,172
                         02/20/97     02/20/07     29.6429     29.6429       20,314                       225,485
                         08/13/97     08/13/07     39.3393     39.3393      210,000        2.97         2,238,810
FORMER EXECUTIVES
----------------------------------
Lawrence A. Hough.....   01/23/97     01/23/07     30.8571     30.8571       94,500        1.12         1,062,180

     The table above sets forth information on stock options granted to the Named Executive Officers for 1997. The August 1997 option grants to the current executive officers of the Company are intended to cover a two year period of service. Thus, no new option grants to the executive officers named above are expected to be made in 1998. All of the options vest in one-third increments on or after August 13, 1998 and upon the Common Stock reaching a closing price of at least $42.86, $57.14 and $71.43, respectively, on five trading days ($150, $200 and $250 pre-split). Based on the number of shares outstanding on the date the options were granted, if the Company's stock price reaches the $71.43 ($250 pre-split) vesting target, shareholder wealth will have increased by approximately $5.6 billion. The options also vest on the eighth anniversary of their grant (i.e., on August 13, 2005), subject to the optionee's continued service with the Company. One-half of Mr. Lord's option grant is contingent upon shareholder approval of an amendment to the Company's 1993-1998 Stock Option Plan. See Proposal 4 below. Options awarded to Mr. Hough by the GSE Board prior to the Reorganization relate to previous year's compensation.

     "Grant Date Present Value" represents a hypothetical present value under the Black-Scholes Option Pricing Model, calculated using the following assumptions: a 10-year term, a risk-free interest rate based on the 10-year Treasury Receipt Rate, ranging from 6.67% used for the January grants to 6.53% used for the August grants, a future dividend yield ranging from 2.70% used for the January grants to 2.48% used for the August grants, and annual stock price volatility ranging from 29.13% used for the January grants to 30.97% used for the August grants based on 5-year historical time weighted averages. The August 1997 option grant valuations include the effects of an additional 30% discount to reflect the risk that the options will not become exercisable due to the three-tier vesting criteria tied to the Common Stock price reaching certain levels and the absence of a trading market for the options.

1997 OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                            SHARES                        OPTIONS AT 12/31/97           OPTIONS AT 12/31/97
                          ACQUIRED ON      VALUE      ---------------------------   ---------------------------
          NAME             EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------   -----------   -----------   -------------   -----------   -------------
Albert L. Lord..........     10,500     $   131,250          0        1,053,500     $      0.00     $462,360
J. Paul Carey...........          0            0.00          0          350,000            0.00      143,745
Marianne M. Keler.......     63,000         743,252          0          246,736            0.00      408,040
Robert R. Levine........     46,375         457,907          0          249,886            0.00      452,004
Mark G. Overend.........     42,000         441,126          0          250,614            0.00      472,088
FORMER EXECUTIVES
------------------------
Lawrence A. Hough.......    623,875      16,692,450     94,500                0      840,375.00         0.00

     The table above sets forth information on the value of stock options exercised by the Named Executive Officers during 1997 (calculated by the difference between the Company's closing stock price on the date of exercise and the option's exercise price) and the fiscal year-end value of exercisable and unexercisable stock options held by the Named Executive Officers (calculated by the difference between the Company's fiscal year-end stock price and the option's exercise price). 525,000 of Mr. Lord's stock options are contingent upon shareholder approval of an amendment to the Company's 1993-1998 Stock Option Plan. See Proposal 4 below.

PENSION PLAN TABLE

                        ANNUAL NORMAL RETIREMENT BENEFIT

                                                         YEARS OF SERVICE
           FINAL AVERAGE             --------------------------------------------------------
           COMPENSATION                 15              20              25              30
-----------------------------------  --------        --------        --------        --------
 $250,000..........................  $ 80,034        $106,712        $133,391        $160,069
  300,000..........................    96,534         128,712         160,891         193,069
  350,000..........................   113,034         150,712         188,391         226,069
  400,000..........................   129,534         172,712         215,891         259,069
  450,000..........................   146,034         194,712         243,391         292,069
  500,000..........................   162,534         216,712         270,891         325,069
  550,000..........................   179,034         238,712         298,391         358,069
  600,000..........................   195,534         260,712         325,891         391,069
  650,000..........................   212,034         282,712         353,391         424,069
  700,000..........................   228,534         304,712         380,891         457,069
  750,000..........................   245,034         326,712         408,391         490,069
  800,000..........................   261,534         348,712         435,891         523,069

     Amounts in the table above represent the annual annuity payable for life to employees retiring in 1998 at age 62. The credited years of service for the individuals named in the Summary Compensation Table are: Mr. Lord 13 years; Mr. Carey 12 years, 6 months; Ms. Keler 13 years, 3 months; Mr. Levine 17 years; and Mr. Overend 11 years, 3 months.

     The SLM Holding Corporation Employees' Pension Plan (the "Pension Plan") provides monthly benefits upon retirement to employees who complete five years of service or retire at normal retirement age. Benefits are calculated according to a formula which is based on an employee's highest consecutive five-year average base salary and length of credited service, and are integrated with social security benefits. The maximum number of years for which a participant receives credit for service under the Pension Plan is 30 years, and normal retirement age is 62. The Pension Plan also provides early retirement benefits at age 55, as well as joint and survivor benefits. The Pension Plan is funded solely by corporate contributions. Annual contributions to the Pension Plan trust are determined on an actuarial basis.

     The SLM Holding Corporation Supplemental Pension Plan (the "Supplemental Pension Plan") assures that designated participants receive the full amount of benefits to which they would have been entitled under the Pension Plan but for limits on compensation and benefit levels imposed by the Internal Revenue Code. The amount of compensation considered covered compensation for the Supplemental Pension Plan for each named executive officer is the sum of the named executive officer's salary and the lesser of his or her annual bonus and 35% of the prior year's salary.

     Benefit amounts under both the Pension Plan and the Supplemental Pension Plan are computed on an actuarial basis, and neither plan utilizes allocations to individual accounts. The table above shows estimated annual benefits payable under the Pension Plan and the Supplemental Pension Plan to an employee for life upon retirement at age 62 in specified years-of-service and remuneration classes, using assumptions about compensation increases, under a straight life annuity option. The benefit amounts shown in the table are not subject to any deduction for social security or other offset amount.

CERTAIN TRANSACTIONS

     Pursuant to an agreement between the Company and the CRV, dated May 27, 1997, the Company paid $400,000 to J. Paul Carey during 1997 for financial advisory and other services that Mr. Carey rendered to the CRV in connection with the CRV's proxy solicitation prior to the Reorganization.

SEVERANCE ARRANGEMENTS

     The Company's policy with regard to resignations and termination of employment of its executive officers is to consider each on a case-by-case basis. Following the Reorganization, in connection with Mr. Hough's resignation from employment with the Company, the Company and Mr. Hough entered into a release and severance agreement. Under the agreement, Mr. Hough was vested under the Company's Incentive Performance Plan as if he had retired, and certain stock options and restricted stock that had been granted to him during the year were vested. Mr. Hough also was paid a lump sum severance amount to cover expenses such as legal fees, financial and other planning services, and office expenses. In addition, Mr. Hough was paid a pro-rata annual bonus based on his previous year's bonus level and was granted a pension plan allowance. Mr. Hough granted a release of employment-related claims against the Company, and agreed not to compete with the Company for a period of twelve months.

     The Company has entered into confidentiality acknowledgments with each of its current and former executive officers in which the officers acknowledge and agree that distribution of the Company's confidential and/or proprietary information to unauthorized persons, either during or following termination of employment, is prohibited.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on the Common Stock to that of Standard & Poor's 500 Stock Index and Standard & Poor's Financial-Miscellaneous Index. The graph assumes a base investment of $100 at December 31, 1992 and reinvestment of dividends through December 31, 1997.

                            SLM HOLDING CORPORATION
                       FIVE YEAR CUMULATIVE TOTAL RETURN

           SLM Holding Corp.    S&P Financial - Misc    S&P 500 Index
12/31/92        100                     100                 100
12/31/93        67                      119.4               110
12/31/94        50.5                    115                 111.5
12/31/95        105.7                   184.1               153.3
12/31/96        152.3                   239.9               188.4
12/31/97        230.9                   365.9               251.1


---------------

(1) Companies included in Standard & Poor's Financial-Miscellaneous Index:
    American Express, American General Finance, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Green Tree Financial, MBNA Corporation, Morgan Stanley Dean Witter, SunAmerica Inc., and Transamerica Corporation

(2) Source: Bloomberg Comparative Return Table

                               NEW PLAN BENEFITS

     Proposals 2, 4 and 5 relate to shareholder approval of the proposed SLM Holding Corporation Directors Stock Plan and to certain actions under the SLM Holding Corporation 1993-1998 Stock Option Plan. Pursuant to the SEC's proxy disclosure requirements, the following table sets forth the total number of options granted to certain participants under the foregoing plans which are the subject of shareholder action and identifies the plan with respect to which shareholder approval is sought.

                                               NUMBER OF
                                               SECURITIES
                                               UNDERLYING                                PROPOSAL
              NAME AND POSITION                 OPTIONS              PLAN NAME            NUMBER
              -----------------                ----------            ---------           --------
Albert L. Lord...............................    525,000    1993-1998 Stock Option Plan     4
J. Paul Carey................................          0
Mark G. Overend..............................          0
Robert R. Levine.............................          0
Marianne M. Keler............................          0
Executive Group (excluding those named
  above).....................................          0
Non-Executive Officer Employee Group.........  1,749,713    1993-1998 Stock Option Plan     5
Non-Executive Director Group.................  1,522,500    Directors Stock Plan            2

                         PROPOSAL 2 -- APPROVAL OF THE
                  SLM HOLDING CORPORATION DIRECTORS STOCK PLAN

BACKGROUND OF THE PLAN

     At the Annual Meeting, shareholders will be asked to approve the SLM Holding Corporation Directors Stock Plan (the "Directors Plan"). Following the Reorganization, the Board of Directors adopted the Directors Plan, subject to approval by the Company's shareholders, to allow the Board to fulfill its commitment to shareholders to implement a stock-based compensation structure for directors. The Compensation Committee has suspended the Company Board of Directors Restricted Stock Plan and the Company Board of Directors Stock Option Plan, contingent on shareholder approval of the Directors Plan.

     The Board of Directors is strongly committed to the principle that directors and executive officers should be compensated with stock-based arrangements to more closely align their interests and views with those of the Company's other shareholders. Consistent with this commitment, the Board of Directors at the recommendation of the Compensation Committee, eliminated cash retainer fees and Board and committee meeting fees for directors of the Company. In lieu thereof, and subject to shareholder approval of the Directors Plan, the Compensation Committee determined to compensate directors through grants of stock options that vest upon the earlier of the Company's stock price reaching certain levels or the eighth anniversary of their grant, subject to the optionee's continued service with the Company. The Board believes that options best align director compensation with an appreciation in stock price that results from prudent management and good corporate governance. The Directors Plan will allow the Board to implement these and other stock-based forms of compensation for the Board.

SUMMARY OF THE PLAN

     The following summary of the main features of the Directors Plan is qualified in its entirety by reference to the complete text of the plan, which appears at Exhibit A to this Proxy Statement.

     PURPOSE. The purpose of the Directors Plan is to assist the Company in attracting, retaining and motivating qualified individuals to serve on the Company's Board of Directors and to align their financial interests with those of the Company's shareholders by providing for or increasing their proprietary interest in the Company.

     ELIGIBILITY. Any person who is a member of the Company's Board of Directors or of the board of directors of a subsidiary of the Company and who is not at the time also an employee of the Company or any of its subsidiaries is eligible for the award of stock options and/or stock grants under the Directors Plan. For purposes of the Directors Plan, the Chairman of the Board's status as an employee will be determined by the Board of Directors. There are currently 14 Non-Employee Directors on the Company's Board of Directors, all of whom are eligible to participate in the Directors Plan.

     ADMINISTRATION. The Directors Plan is administered by the Board or, as to certain aspects provided for in the Plan, by a committee of the Board. Subject to the express provisions of the Plan, the committee will be authorized and empowered to do all things which are necessary or desirable in connection with the administration of the Plan. However, the Board of Directors may at any time limit the authority of the committee to administer the Plan. The Directors Plan is intended to operate in a manner that exempts grants of stock under the Plan from Section 16(b) of the Securities Exchange Act of 1934.

     STOCK SUBJECT TO THE DIRECTORS STOCK OPTION PLAN. The maximum number of shares of the Company's Common Stock that can be issued under the Directors Plan is 3,000,000. Any shares subject to a stock option or stock grant which for any reason are not issued or are reacquired under the stock option or stock grant are not counted against the number of shares that can be issued under the Directors Plan. All references in the Directors Plan and in outstanding options and stock grants to the number and type of shares or other securities subject thereto will be adjusted appropriately if the outstanding securities of the class of stock then subject to the Plan are affected through a reorganization, reclassification, dividend (other than regular, quarterly cash dividends), or other distribution, stock split, reverse stock split, spin-off or similar transaction, or if substantially all of the property and assets of the Company are sold, unless the terms of the transaction provide otherwise.

     AWARDS UNDER THE DIRECTORS PLAN. Under the Directors Plan, the committee may provide for stock options and/or stock grants to be awarded to Non-Employee Directors. Except as otherwise provided in the Directors Plan, the committee has discretion to determine the form, timing, amount and terms of such awards. These determinations do not have to be the same for each grant or for each Non-Employee Director. The Directors Plan allows the committee to condition the receipt of stock options or stock grants upon a Non-Employee Director electing to forego any other form of compensation, including any cash retainers if then paid by the Company. The committee may also provide that the shares of stock issued upon exercise of an option will be subject to additional conditions or agreements as the committee in its discretion may specify before the exercise of the option, including deferrals on issuance of shares, conditions on vesting or the transferability of options, and forfeiture or repurchase provisions. The maximum number of shares of stock subject to stock options and stock awards granted under the Directors Plan for any calendar year to any person on account of his or her service as a Non-Employee Director, other than stock options or stock grants that a Non-Employee Director has elected to receive in lieu of cash retainer or other fees, may not exceed 262,500 shares.

     EXERCISE PRICE AND TRANSFERABILITY OF OPTIONS. The exercise price for each stock option will be determined by the Board of Directors, but can not be less than the closing price of the Company's Common Stock on the day the option is granted. Stock options are transferable by will or the laws of descent and distribution and on such other terms as the committee may provide.

     LOANS. The Company may, if authorized by the committee, make loans for the purpose of enabling an optionee to exercise options or receive stock awarded under the Directors Plan and to pay the taxes resulting from an option exercise or stock grant under the Plan. The committee has authority to determine the terms and conditions of the loans, which may be secured by the shares of stock received upon exercise of the options.

     AMENDMENTS AND TERMINATION. The Directors Plan provides that, unless approved by the Company's shareholders, the exercise price of stock options outstanding under the Directors Plan may not be reduced or adjusted downward, and the Directors Plan may not be amended to materially increase the number of shares of Common Stock authorized for issuance. Subject to the foregoing limitation and except as otherwise required by law, the Board of Directors may periodically amend the Directors Plan without further shareholder approval. No options may be granted after the tenth anniversary of the date of approval by the shareholders of the Plan, and it may be terminated earlier than that date by the Board of Directors. Termination and expiration of the Directors Plan will not affect the rights and obligations arising under the options granted before termination or expiration which are then in effect.

     FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS. A Non-Employee Director who is granted a stock option under the Plan will not recognize taxable income at the time of the grant, but will generally recognize taxable income upon the exercise of the option. The amount of income recognized upon the exercise of the stock option will be measured by the excess, if any, of the market value of the shares of stock at the time of exercise over the exercise price. The Company will generally be entitled to a deduction corresponding to the amount of income recognized by the Non-Employee Director.

INITIAL GRANTS

     Under the Company's director compensation program, which is contingent on shareholder approval of the Directors Plan, each non-employee director other than the Chairman received a two-part option grant, totaling 105,000 options per director, and the Chairman of the Board received a two-part option grant totaling 157,500 options. One of the option grants received by each of the non-employee directors is a special one-time award made in consideration of the directors' contributions and commitment to the Company as evidenced through their participation in the 1997 proxy contest. The other options represent three-year grants for the non-employee directors' service on the Board until the earlier of the year 2000 annual meeting or the date when the price of the common stock reaches $71.43. All of the options have an exercise price of $39.34 and vest in one-third increments upon the Common Stock reaching a closing price of at least $42.86, $57.14 and $71.43, respectively, on five trading days ($150, $200 and $250 pre-split). The options also vest on the eighth anniversary of their grant (i.e., on August 13, 2005), subject to the director's continued service. In no case may an option vest more than one year after the director has ceased to serve on the Board. All of the options have a ten year term, except that they may not be exercised more than two years after the director ceases to serve on the Board. Options are transferable by will or the laws of descent or distribution and to certain immediate family members and trusts, partnerships or other entities all of the beneficiaries of which are immediate family members. On March 23, 1998, the closing price of the Common Stock was $46.125.

REQUIRED APPROVAL

     The Board of Directors of the Company recommends a vote FOR the approval of the Company's Directors Plan. The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to approve the Directors Plan. Unless marked to the contrary, proxies received will be voted FOR approval of the Company's Directors Plan.

                         PROPOSAL 3 -- APPROVAL OF THE
               SLM HOLDING CORPORATION MANAGEMENT INCENTIVE PLAN

     At the Annual Meeting, shareholders will be asked to approve the SLM Holding Corporation Management Incentive Plan (the "MIP"). In January 1998, the Board of Directors adopted the MIP, subject to approval by the Company's shareholders.

     The MIP is intended to supersede the Company's Stock Compensation Plan, the Company's Incentive Performance Plan and the Company's 1993-1998 Stock Option Plan (the "1993 Plan"), which ceased to be available for new option grants on March 18, 1998. The following summary of the main features of the MIP is qualified in its entirety by reference to the complete text of the MIP, which appears as Exhibit B to this Proxy Statement.

SUMMARY OF THE PLAN

     GENERAL. The MIP is designed to enable the Company to attract, retain and motivate its management and other key employees, and to further align the interests of such employees with those of the shareholders of the Company, by providing for or increasing the proprietary interest of such employees in the Company.

     The MIP authorizes the grant and issuance of awards that may take the form of Stock Options, Incentive Bonuses, Performance Stock and Stock Units (any such arrangement, an "Award"). The MIP has various provisions so that Awards under it may, but need not, qualify for an exemption from the "short swing liability" provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 and/or qualify as "performance based compensation" that is exempt from the $1 million limitation on the deductibility of compensation under Section 162(m) of the Internal Revenue Code (the "Code"). Shareholder approval of the MIP is required in order for the exemption from Section 162(m) to be satisfied. The following summary of the main features of the MIP is qualified in its entirety by the complete text of the MIP, which is set out as Exhibit B to this Proxy Statement.

     ELIGIBILITY. Any person, including any director of the Company, who is an employee, prospective employee, consultant or advisor of the Company or any of its affiliates is eligible to be selected as a recipient of an Award (a "Participant") under the MIP. While it is generally expected that executives and middle managers will be eligible to participate, Awards may from time to time be granted to employees who are not in these groups but who have otherwise distinguished themselves for their contributions to the Company. Currently, there are approximately six hundred executives and middle managers covered under the MIP.

     ADMINISTRATION. The MIP will be administered by one or more committees (any such committee, a "Committee") of the Board of Directors of the Company (the "Board"). With respect to any Award that is not intended to satisfy the conditions of Exchange Act Rule 16b-3 or Code Section 162(m)(4)(C), the Committee may delegate all or any of its responsibilities to one or more directors or officers of the Company, including individuals who participate in the MIP.

     Subject to the express provisions of the MIP, the Committee has broad authority to administer and interpret the MIP, including, without limitation, authority to determine who is eligible to participate in the MIP and to which of such persons, and when, Awards are granted under the MIP, to determine the number of shares of Common Stock subject to Awards and the exercise or purchase price of such shares under an Award, to establish and verify the extent of satisfaction of any performance goals applicable to Awards, to prescribe and amend the terms of the agreements evidencing Awards made under the MIP, and to make all other determinations deemed necessary or advisable for the administration of the MIP.

     STOCK SUBJECT TO THE MIP. The aggregate number of shares of the Company's Common Stock ("Shares") that can be issued under the MIP may not exceed 6,000,000. Of the 6,000,000 shares authorized under the MIP, the aggregate number of Shares that can be issued pursuant to all Incentive Bonus and Performance Stock Awards under the MIP may not exceed 1,000,000. The number of Shares subject to the MIP and to outstanding Awards under the MIP will be appropriately adjusted by the Board of Directors if the Company's Common Stock is affected through a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than quarterly cash dividends) or other distribution, stock split, spin-off or sale of substantially all of the Company's assets. For purposes of calculating the aggregate number of Shares issued under the MIP, only the number of Shares actually issued upon exercise or settlement of an Award and not returned to the Company upon cancellation, expiration or forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award shall be counted.

     AWARDS. The MIP authorizes the grant and issuance of the following types of Awards: Stock Options, Incentive Bonuses, Performance Stock and Stock Units:

     Stock Options: Subject to the express provisions of the MIP and as discussed in this paragraph, the Committee has discretion to grant options, to determine the vesting schedule of options, the events causing an option to expire, the number of shares subject to any option, the restrictions on transferability of an option, and such further terms and conditions, in each case not inconsistent with the MIP, as may be determined from time to time by the Committee. Options granted under the MIP may be either Incentive Stock Options qualifying under Code Section 422 ("ISOs") or options which are not intended to qualify as Incentive Stock Options ("NQSOs"). The exercise price for options may not be less than 100% of the fair market value of the Company's Stock on the date the option is granted, except that in the case of options granted in assumption and substitution of options held by employees of a company acquired by the Company, the exercise price of such options may be above or below the fair market value of the Company's Stock on the date the option is granted. The exercise price of an option may be paid through various means specified by the Committee, including in cash or check, by delivering to the Company shares of the Company's stock, by a reduction in the number of Shares issuable pursuant to such option, or by a promissory note or other commitment to pay (including such a commitment by a stock broker). The Committee may, but need not, provide that the holder of an Award has a right (such as a stock appreciation right) to receive a number of Shares or cash, or a combination thereof, the amount of which is determined by reference to the value of the Award.

     Incentive Bonus: The MIP authorizes the grant of Incentive Bonuses pursuant to which a Participant may become entitled to receive an amount -- which may be paid in cash, stock or stock units -- based on satisfaction of such performance criteria as are specified by the Committee. Subject to the express provisions of the MIP and as discussed in this paragraph, the Committee has discretion to determine the terms of any Incentive Bonus, including the target and maximum amount payable to a Participant as an Incentive Bonus, the performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria which determines the amount payable under an Incentive Bonus, the fiscal year(s) as to which performance will be measured for determining the amount of any payment, the timing of any payment earned by virtue of performance, restrictions on the alienation or transfer of an Incentive Bonus prior to actual payment, forfeiture provisions, and such further terms and conditions, in each case not inconsistent with the MIP, as the Committee may determine from time to time. All or any portion of an Incentive Bonus may be designed to qualify as "performance based compensation" that is exempt from the $1 million limit on deductible compensation under Section 162(m) of the Code. The performance criteria for any portion of an Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" will be a measure based on one or more "Qualifying Performance Criteria," as that term is defined below. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

     Performance Stock: Performance Stock is an Award of Shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Committee. Subject to the express provisions of the MIP and as discussed in this paragraph, the Committee has discretion to determine the terms of any Performance Stock Award, including the number of Shares subject to a Performance Stock Award or a formula for determining such, the performance criteria and level of achievement versus these criteria which determine the number of Shares granted, issued, retainable and/or vested, the period as to which performance shall be measured for determining achievement of performance, forfeiture provisions, the effect of termination of employment for various reasons, and such further terms and conditions, in each case not inconsistent with the MIP, as may be determined from time to time by the Committee. The performance criteria upon which Performance Shares are granted, issued, retained and/or vested may be based on financial performance and/or personal performance evaluations, except that for any Performance Stock that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) the performance criteria shall be a measure based on one or more Qualifying Performance Criteria (as defined below). Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under a Performance Stock Award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

     Stock Units: A "Stock Unit" is a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock, which may be settled in Common Stock or cash. Stock Units may be issued upon exercise of Stock Options, may be granted in payment and satisfaction of Incentive Bonus Awards and may be issued in lieu of any other compensation that the Committee elects to be paid in the form of Stock Units. Unless provided otherwise by the Committee, settlement of Stock Units shall be made by issuance of Common Stock and shall occur within 60 days after an Employee's termination of employment for any reason, except that the Committee may provide for Stock Units to be settled in cash (at the election of the Company or the Participant, as specified by the Committee) and to be made at such other times as it determines appropriate or as it permits a Participant to choose.

     QUALIFYING PERFORMANCE CRITERIA AND SECTION 162(M) LIMITS. Subject to shareholder approval of the MIP, the performance criteria for any Incentive Bonus or any Performance Stock that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share (including earnings before interest, taxes and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets, (g) revenue, (h) income or net income, (i) operating income or net operating income, (j) operating profit or net operating profit, (k) operating margin, (l) return on operating revenue, (m) market share, (n) loan volume and
(o) overhead or other expense reduction. The Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year. The aggregate number of Shares subject to options granted under the MIP during any calendar year to any one Participant may not exceed 1,000,000, unless such limitation is not required under Section 162(m) of the Code. The aggregate number of Shares issued or issuable under any Incentive Bonus or Performance Stock Awards granted under the MIP during any calendar year to any one Participant shall not exceed 50,000. The maximum amount payable pursuant to that portion of an Incentive Bonus Award granted for any fiscal year to any person that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall not exceed $5 million.

     CHANGE OF CONTROL. The Committee may provide that in connection with a Change of Control, Awards will become exercisable, payable, vested, paid, or canceled, and may provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which would be effective only if, upon the announcement of a transaction intended or reasonably expected to result in a Change of Control, no provision is made under the terms of such transaction for the holder of an Award to realize the full benefit of the Award.

     TRANSFERABILITY OF AWARDS. Generally, Awards granted under the MIP may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution, except that the Committee may permit an Award to be transferable to a member or members of the Participant's family or to entities owned or established for the benefit of a Participant's family.

     AMENDMENTS AND TERMINATION. The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no such amendment shall, without the approval of the shareholders of the Company: (a) materially increase the maximum number of shares of Common Stock for which Awards may be granted under the Plan; (b) reduce the price at which Stock Options may be granted below the price specified in the Plan; (c) take any action to reduce or adjust downward the exercise price of outstanding Stock Options; (d) impair the rights of any Award holder, without such holder's consent, under any Award granted prior to the date of any Change of Control; (e) extend the term of the Plan; or (f) change the class of persons eligible to be Participants. No Award granted under the MIP shall be granted pursuant to the MIP more than ten years after the date of the Board's adoption of the MIP.

     FEDERAL INCOME TAX CONSEQUENCES. The following discussion of the federal income tax consequences of the MIP is intended to be a summary of applicable federal law as currently in effect. State and local tax consequences may differ and may be amended or interpreted differently during the term of the MIP or of options granted thereunder. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

     ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs need not comply with such requirements.

     An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or
(ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

     An optionee is not taxed on the grant of an NQSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

     As described above, options granted under the MIP may qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve federal income tax deductions by the Company with respect to any compensation required to be taken into account under Section 162 of the Code that is in excess of $1 million and paid to a "Covered Employee" (as defined under the Section 162 regulations). To so qualify, options must have an exercise price at least equal to the fair market value of the underlying shares on the date of grant, be awarded by a committee consisting of two or more "outside directors" (as defined under the Section 162 regulations) and satisfy the 1998 Plan's limit on the total number of shares subject to options that may be awarded to any one participant during any calendar year.

INITIAL GRANTS

     The Committee has full discretion to determine the timing and recipients of any stock option grants under the MIP and the number of shares subject to any such options which may be granted under the MIP, subject to an annual limitation on the total number of options that may be granted to any optionee. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group, the non-employee directors as a group and all other key employees under the MIP are not presently determinable. As discussed in the Report of the Compensation and Personnel Committee on Executive Compensation, in light of the options granted to the Company's executive officers in 1997 under the 1993 Plan, the Compensation Committee does not intend to grant further options to such individuals until at least 1999.

     For 1998, the Compensation Committee has established an annual bonus program under which bonuses will be based in part on corporate performance and in part on individual performance, in each case as judged under specified criteria against preestablished performance goals. The corporate performance portion of the bonus program will be administered under the MIP, contingent upon shareholder approval of the MIP. For 1998, corporate performance bonus criteria will be measured against the five performance criteria announced by the CRV in connection with its proxy solicitation for the Reorganization. Those performance criteria are:

core earnings per share growth, core net income growth, market share growth, reductions in average cash acquisition costs for student loans and reductions in overhead expenses. For 1998, the maximum performance-based payout is equal to two times annual salary. Because payouts under the 1998 bonus arrangements will depend on actual performance relative to goals established at the beginning of the year, it is not possible to determine the benefits that participants would have received had the MIP been in effect in the last fiscal year.

REQUIRED APPROVAL

     The Board of Directors of the Company recommends a vote FOR the approval of the Company's Management Incentive Plan. The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to approve the MIP. Unless marked to the contrary, proxies received will be voted FOR approval of the Company's MIP.

     PROPOSAL 4 -- APPROVAL OF AN AMENDMENT TO THE SLM HOLDING CORPORATION
                          1993-1998 STOCK OPTION PLAN

     At the Annual Meeting, shareholders will be asked to approve an amendment to the SLM Holding Corporation 1993-1998 Stock Option Plan (the "1993 Plan") to raise the limit on annual option grants under the 1993 Plan. Shareholder approval of the amendment will result in all of the options granted to Mr. Lord qualifying for an exemption to Code Section 162(m), and accordingly one-half of Mr. Lord's option is subject to shareholder approval of the amendment.

     Section III of the 1993 Plan provides that, during any calendar year beginning on or after January 1, 1997, no participant in the 1993 Plan may be granted options for more than 525,000 shares. Subject to shareholder approval, the Board of Directors has amended this provision to increase the annual option grant limitation from 525,000 shares to 1,750,000 shares, and the Compensation Committee has granted Mr. Lord an option for 1,050,000 shares, representing two annual grants for 1997 and 1998. Because no options may be granted under the 1993 Plan after March 18, 1998, the amendment to the 1993 Plan will not affect any options other than the particular grant to Mr. Lord.

     The 525,000 annual option grant limitation was added to the 1993 Plan on January 25, 1996 and was approved by shareholders at the May 16, 1996 Annual Meeting of Shareholders. The reason for adding the provision to the 1993 Plan was so that options granted under the Plan to the Company's chief executive officer and four next most highly compensated executive officers would satisfy an exception from the $1 million limit on deductible compensation imposed by Code Section 162(m). Code Section 162(m) places a $1 million limit on deductibility of compensation paid to such employees, unless the compensation satisfies one of the exemptions set forth in the Code, which includes an exemption for "performance-based compensation." To qualify as "performance-based compensation," options must have an exercise price at least equal to the fair market value of the underlying shares on the date of grant, be awarded by a committee consisting of two or more "outside directors" (as defined in Section
162) and satisfy a shareholder-approved limit on the total number of shares subject to options that may be awarded to any one participant during any calendar year. Thus, in order for options granted under the 1993 Plan to qualify under an exception from Section 162(m), the 1993 Plan was required to have a shareholder-approved limit on annual option grants. However, Section 162(m) does not prescribe what that limit may be.

     As discussed in the Report of the Compensation and Personnel Committee on Executive Compensation, instead of granting options annually, the Compensation Committee determined to make significant multi-year option grants in 1997 in order to effectuate the share price targets that were presented as part of the CRV's proposed compensation structure. Accordingly, instead of granting Mr. Lord options for 525,000 shares in each of two years, in 1997 the Compensation Committee granted Mr. Lord an option for 1,050,000 shares, subject to shareholder approval. As noted above, Mr. Lord's options have an exercise price of $39.34 and vest in one-third increments upon the Common Stock reaching a closing price of at least $42.86, $57.14 and $71.43, respectively, on five trading days ($150, $200 and $250 pre-split). The options also vest on the eighth anniversary of their grant (i.e., on August 13, 2005), subject to Mr. Lord's continued service with the Company. In light of the level of options granted to the Company's executive officers in 1997 under the 1993

Plan, the Compensation Committee does not intend to grant further options to such individuals until at least 1999. On March 23, 1998, the closing price of the Common Stock was $46.125.

     If shareholders approve the amendment of Section III of the 1993 Plan to increase the annual option share limit to 1,750,000 shares from 525,000 shares, no other terms of the 1993 Plan will be affected. In addition, no options may be granted under the 1993 Plan after March 18, 1998. If shareholders approve the amendment of Section III of the 1993 Plan, the federal income tax treatment of Mr. Lord's option will be as discussed above under "Proposal 3: Approval of the SLM Holding Corporation Management Incentive Plan -- Federal Income Tax Consequences." Depending on when Mr. Lord's options vest, up to 7,623 of Mr. Lord's options may qualify as ISOs and the remainder will be treated as NQSOs. The following is a brief description of the material terms of the 1993 Plan as proposed to be amended.

     The 1993 Plan provides for the grant of Stock Options, which may be either ISOs or NQSOs, except that no options may be granted under the 1993 Plan after March 18, 1998. The aggregate number of shares of Common Stock that can be issued under the 1993 Plan may not exceed 17,820,075. For purposes of calculating the aggregate number of shares issued under the 1993 Plan, only the number of shares actually issued upon exercise or settlement of an award and not returned to the Company upon cancellation, expiration, forfeiture or termination of an award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an award shall be counted. The 1993 Plan is administered by the Compensation Committee, which has authority to grant Options, and, consistent with the 1993 Plan, to set the vesting and expiration provisions of options, to interpret the 1993 Plan, to promulgate such rules and regulations with respect to the 1993 Plan as it deems desirable, to delegate its responsibilities under the 1993 Plan to appropriate persons and to make all other determinations necessary or desirable for the administration of the 1993 Plan. The exercise price of the Options can not be less than the closing price of the Company's Common Stock on the day the Option is granted. The persons eligible to participate in the 1993 Plan include key employees of the Company and its subsidiaries who from time to time are selected by the Compensation Committee in its discretion to receive grants of Options. Also, the Compensation Committee may grant Options to key individuals who have accepted offers of employment with the Company or its subsidiaries. As of March 23, 1998, approximately 225 employees hold options granted under the 1993 Plan. The 1993 Plan and any outstanding Option or Options may be amended at any time for the purpose of satisfying the requirements of any change in applicable law or regulations or for any other purpose permitted by law, except that certain amendments require approval of the Company's shareholders.

REQUIRED APPROVAL

     The Board of Directors of the Company recommends a vote FOR the approval of the amendment to Section III of the 1993 Plan to increase the annual option share limit to 1,750,000 shares. The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to approve amendment to the 1993 Plan. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment to the 1993 Plan.

              PROPOSAL 5 -- RATIFICATION OF CERTAIN OPTION GRANTS
                       UNDER THE SLM HOLDING CORPORATION
                           1993-98 STOCK OPTION PLAN

     At the Annual Meeting, shareholders will be asked to ratify grants of certain options to non-executive officers (the "Non-Executive Options"), which were made in connection with the cancellation of other options (the "Original Options") that had been granted two months earlier.

     Following the Reorganization, on August 13, 1997, the Compensation Committee granted options to the Company's directors and executive officers, including the Company's five most senior executive officers. Consistent with the terms of the Company's 1993-1998 Stock Option Plan (the "1993 Plan"), which requires options to have an exercise price not lower than the Company's closing stock price on the date the options are granted, those options have an exercise price of $39.34 (reflecting the Company's pre-split stock price of

$137.6875 on the date of grant). Although the Compensation Committee and Company management at that time anticipated granting options to a broader group of the Company's officers and key employees, no further employee stock option grants were approved in August because management was developing a restructuring and downsizing program that eventually would result in the termination of employment of approximately 100 officers and senior staff. After the management downsizing was announced, the Compensation Committee on September 18, 1997 granted the Original Options to 195 officers and key employees. The Original Options had an exercise price equal to $45.3751 (reflecting the Company's pre-split stock price of $158.8125 per share), which was equal to the Company's closing stock price on the date of grant. On November 20, 1997 the Compensation Committee approved canceling the Original Options and granting as of November 21, 1997 the Non-Executive Options in lieu thereof, and determined to submit grant of the Non-Executive Options for shareholder ratification. The Non-Executive Options have an exercise price of $39.34 per share, which is the same exercise price applicable to the options granted to the Company's directors and executive officers in August 1997 under the Shared Value Option Program. On the date the Non-Executive Options were granted, the Company's closing stock price was $37.7031 (reflecting the Company's pre-split stock price of $131.9609 per share).

     While the terms of the 1993 Plan do not address the need for shareholder approval of the Non-Executive Options, the Compensation Committee recognizes that granting options with a lower exercise price in connection with the cancellation of options with a higher exercise price in some circumstances may be viewed as inconsistent with the objective of rewarding optionees for their contribution in generating increased shareholder value. Accordingly, the Compensation Committee and Board of Directors have provided in the new Management Incentive Plan (see Proposal 3) that any action to reduce or adjust downward the exercise price of outstanding options requires shareholder approval. Nevertheless, the Compensation Committee approved granting the Non-Executive Options and seeking shareholder ratification thereof because they believe that the existence of a disparity between exercise prices for the Non-Executive Options and the options granted to the Company's directors and executive officers under the Shared Value Option Program could frustrate the objective of creating a broad organizational focus on enhancing shareholder value by promoting the Company's delivery of superior service to borrowers, educational institutions and its bank partners. In addition, the Compensation Committee was concerned that the officers and key employees to whom the Original Options were granted should not be adversely impacted by the timing of their option grants vis a vis the management downsizing, since the officers and key employees had no control over the timing of the option grants.

     The Non-Executive Options are held by 196 officers and key employees and in the aggregate are potentially exercisable for 1,749,713 shares. None of the Company's directors or executive officers hold any of the Non-Executive Options. The terms of the Non-Executive Options are substantially the same as the terms of the Original Options, other than for changes resulting from the difference in exercise prices and the different grant dates. The options' share price vesting targets, ten year term and provisions regarding early expiration following certain terminations of employment were not changed. All of the Original Options were granted with an effective exercise price of $45.3751 per share, while the Non-Executive Options have an exercise price of $39.34. On March 23, 1998, the closing price of the Common Stock was $46.125. All of the Non-Employee Options vest in one-third increments upon the Common Stock reaching a closing price of at least $42.86, $57.14 and $71.43, respectively, on five trading days, provided that none of the Non-Executive Options may be exercised until on or after November 21, 1998. In addition, the Non-Executive Options, as with the Original Options, also vest on the eighth anniversary of their grant (i.e., on November 21, 2005), subject to the optionee's continued service with the Company. To the maximum extent allowed under the Code, the Non-Executive Options will qualify as ISOs, and the remaining will be NQSOs.

     Based on present Federal income tax laws, there generally are no Federal income tax consequences to either the optionees or the Company as a result of cancellation of the Original Options, grant of the Non-Executive Options or shareholder ratification of the grant of the Non-Executive Options. Thereafter, the tax effects to optionees and the Company of the exercise of the Non-Executive Options and sale of the underlying shares will be as discussed above under "Proposal 3: Approval of the SLM Holding Corporation Management Incentive Plan -- Federal Income Tax Consequences."

REQUIRED APPROVAL

     The Board of Directors of the Company recommends a vote FOR ratification of the grant of the Non-Executive Options under the 1993 Plan. If the grant of the Non-Executive Options is not ratified, the Board will evaluate the basis for the shareholders' vote in determining whether to maintain the Non-Executive Options. The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to ratify the grant of the Non-Executive Options. Unless marked to the contrary, proxies received will be voted FOR ratification of the grant of the Non-Executive Options.

               PROPOSAL 6 -- APPOINTMENT OF INDEPENDENT AUDITORS

     The independent public accounting firm of Arthur Andersen LLP, which has served as auditor for the Company since October 23, 1997, has been selected by the Board as independent auditor for 1998. This proposal is put before the Shareholders because the Board believes that it is a good corporate practice to seek Shareholder ratification of the selection of independent auditors. Ratification requires an affirmative vote of at least a majority of the outstanding shares of Common Stock of the Company represented and entitled to be voted at the meeting.

     The appointment of independent auditors is approved annually by the Board of Directors based upon the recommendation of the Audit/Risk Management Committee. In making its recommendation, the Audit/Risk Management Committee reviews both the scope of and estimated fees for the audit engagement. If the appointment of Arthur Anderson LLP is not ratified, the Board will evaluate the basis for the shareholders' vote when evaluating whether to renew the firm's engagement or expand the scope of services the firm provides.

     Effective October 23, 1997, the Company dismissed Ernst & Young LLP and engaged Arthur Andersen LLP as its certifying accountant. The decision to change accountants was recommended and approved by the Audit/Risk Management Committee. During the two most recent fiscal years and all subsequent interim periods preceding Ernst & Young LLP's dismissal and Arthur Andersen LLP's engagement,
(i) there have been no disagreements over Ernst & Young LLP's reports on the Company's financial statements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that, if not resolved to Ernst & Young LLP's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, and (ii) did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so, and can be expected to respond to appropriate questions from Shareholders present at the meeting.

REQUIRED APPROVAL

     The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for 1998. The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to ratify the appointment of Arthur Andersen LLP. Unless marked to the contrary, proxies received will be voted FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for 1998.

                                 OTHER MATTERS

     As of the date hereof, there are no matters that the Board of Directors intends to present for a vote at the Annual Meeting other than the election of directors; approval of the SLM Holding Corporation Directors Stock Plan; approval of the SLM Holding Corporation Management Incentive Plan; approval of an amendment to the SLM Holding Corporation 1993-1998 Stock Option Plan; ratification of certain option grants under the SLM Holding Corporation 1993-1998 Stock Option Plan; and ratification of the appointment of independent auditors for 1998. In addition, the Company has not been notified of any other business that is proposed to be presented at the Annual Meeting. If other matters now unknown to the Board come before the Annual Meeting, the accompanying Proxy Card confers discretionary authority on the persons named therein to vote such proxies on any such matters in accordance with their best judgment.

SOLICITATION COSTS

     All expenses in connection with the solicitation of the enclosed proxy will be paid by the Company. In addition to solicitation by mail, officers, directors, regular employees or other agents of the Company may solicit proxies by telephone, telefax, personal calls, or other electronic means. The Company will request of banks, brokers, custodians and other nominees in whose names shares are registered to furnish material related to the Annual Meeting, including the Annual Report, this Proxy Statement and the Proxy Card to the beneficial owners of such shares and, upon request, the Company will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith. The Company has retained Georgeson & Co. to solicit proxies on its behalf. Georgeson & Co. will be paid a fee, estimated not to exceed $12,000 and will be reimbursed its reasonable out-of-pocket expenses in connection with such solicitation services.

SHAREHOLDER PROPOSALS

     Any person who is a Shareholder on both the Record Date for the 1998 Annual Meeting and the date that notice of the Annual Meeting is given by the Company and who wishes to submit either a proposal of business to be conducted or nominations for election at the Annual Meeting must provide notice of such proposal or nomination to the Secretary not less than 60 nor more than 90 days prior to the date of the Annual Meeting or within ten days after the date on which notice or prior public disclosure of the date of the Annual Meeting is given, whichever is earlier.

     Nominations and/or Shareholder proposals must contain specified information regarding the nominee or other business proposed and regarding the proposing Shareholder. These requirements are set forth in the By-Laws of the Company, a copy of which is available from the Secretary at no cost. To be included in the Company's Proxy Statement and Proxy Card for the 1999 Annual Meeting, Shareholder proposals must be received by the Secretary prior to December 17, 1998 and must conform to the requirements set forth in the By-Laws of the Company and the rules and regulations of the U.S. Securities and Exchange Commission. The submission of a Shareholder proposal does not guarantee that it will be included.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports on their holdings of and transactions in the Company's Common Stock. To the Company's knowledge, during 1997 all of the Company's executive officers and directors timely filed all required reports under Section 16, except that Forms 3 reporting the security holdings of Mr. Levine and Ms. Keler were not filed on a timely basis.

                                                                       EXHIBIT A

                            SLM HOLDING CORPORATION
                              DIRECTORS STOCK PLAN

1.  PURPOSE

     The purpose of the SLM Holding Corporation Directors Stock Plan (the "Plan") is to advance the interests of SLM Holding Corporation, a Delaware corporation (hereinafter the "Company"), by enabling the Company to attract, retain and motivate qualified individuals to serve on the Company's Board of Directors and to align the financial interests of such individuals with those of the Company's stockholders by providing for or increasing their proprietary interest in the Company. The stock options granted pursuant to this Plan are not qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.  DEFINITIONS

     "Board" means the Board of Directors of the Company.

     "Committee" means the Board and/or a committee of the Board acting pursuant to its authorization to administer this Plan under Section 7.

     "Common Stock" means the Company's Common Stock, par value $.20, as presently constituted, subject to adjustment as provided in Section 9.

     "Fair Market Value" means, as of any date, and unless the Committee shall specify otherwise, the closing market price for the Common Stock reported for that date on the composite tape for securities listed on the New York Stock Exchange or, if the Common Stock did not trade on the New York Stock Exchange on the date in question, then for the next preceding date for which the Common Stock traded on the New York Stock Exchange.

     "Non-Employee Director" means a member of the Board or a member of the Board of Directions of a subsidiary of the Company who is not at the time also an employee of the Company or any of its direct or indirect majority-owned subsidiaries (regardless of whether such subsidiary is organized as a corporation, partnership or other entity). For purposes of this Plan, the Chairman of the Board's status as an employee shall be determined by the Committee.

3.  SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 9, the maximum number of shares of Common Stock which may be issued pursuant to this Plan shall not exceed 3,000,000. Shares issued under this Plan may be authorized and unissued shares of Common Stock or shares of Common Stock reacquired by the Company. All or any shares of Common Stock subject to a stock option or stock grant which for any reason are not issued or are reacquired under the stock option or stock grant may again be made subject to a stock option or stock grant under the Plan.

4.  PARTICIPANTS

     Any person who is a Non-Employee Director shall be eligible for the award of stock options and/or stock grants hereunder.

5.  NON-EMPLOYEE DIRECTOR AWARDS

     The Committee may provide for stock options and/or stock grants to be awarded to Non-Employee Directors in consideration for their service to the Company. The Committee shall determine to which Non-Employee Directors any such stock options and/or stock grants shall be awarded hereunder (any such person, a "Participant"). The Committee shall specify the number of shares subject to each stock option or stock grant provided for under this Section 5, or the formula pursuant to which such number shall be determined, the Participants to receive any such award, the date of award and the vesting and expiration terms applicable to such stock option or stock grant. The Committee may provide that the exercisability of a stock option or the vesting of a stock award or of shares issued or issuable upon exercise of a stock option is subject to the satisfaction of such conditions or the occurrence of such other events as the Committee specifies, including, without limitation, the passage of time, continued service, the price of the Common Stock meeting or exceeding a specified level, the achievement of other performance goals or the satisfaction of an event or condition within the control of the Participant or within the control of others. The award of stock options or stock grants hereunder may, but need not, be conditioned on the Non-Employee Director electing to forego his or her right to all or any part of his or her cash retainer or other fees. Subject to adjustment pursuant to Section 9, the maximum number of shares of Common Stock subject to stock options and stock grants awarded under this Plan during any calendar year to any person on account of his or her service as a Non-Employee Director, other than stock options or stock grants that a Non-Employee Director has elected to receive in lieu of cash retainer or other fees, shall not exceed 262,500 shares.

6.  TERMS AND CONDITIONS OF STOCK OPTIONS AND STOCK GRANTS

     (a) General Terms and Conditions: Stock options and stock grants awarded pursuant to the Plan need not be identical but each stock option and stock grant shall be subject to the following general terms and conditions:

          (1) Terms and Restrictions Upon Shares: The Committee may provide that the shares of Common Stock issued upon exercise of a stock option or receipt of a stock grant shall be subject to such further conditions, restrictions or agreements as the Committee in its discretion may specify prior to the exercise of such stock option or receipt of such stock grant, including without limitation, deferrals on issuance, conditions on vesting or transferability, and forfeiture or repurchase provisions. The Committee may establish rules for the deferred delivery of Common Stock upon exercise of a stock option or receipt of a stock grant with the deferral evidenced by use of "Stock Units" equal in number to the number of shares of Common Stock whose delivery is so deferred. A "Stock Unit" is a bookkeeping entry representing an amount equivalent to the Fair Market Value of one share of Common Stock. Stock Units represent an unfunded and unsecured obligation of the Corporation except as otherwise provided by the Committee. Settlement of Stock Units upon expiration of the deferral period shall be made in Common Stock or otherwise as determined by the Committee. The amount of Common Stock, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Stock Unit is settled, the number of shares of Common Stock represented by a Stock Unit shall be subject to adjustment pursuant to Section 9.

          (2) Transferability of Option: Unless otherwise provided by the Committee, each stock option shall be transferable only by will or the laws of descent and distribution.

          (3) Other Terms and Conditions: No holder of a stock option or stock grant shall have any rights as a stockholder with respect to any shares of Common Stock subject to a stock option or stock grant hereunder until said shares have been issued. Stock options and stock grants may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board or the Committee shall deem appropriate. The Committee may waive conditions to and/or accelerate exercisability of a stock option or stock grant, either automatically upon the occurrence of specified events (including in connection with a change of control of the Company) or otherwise in its discretion. No stock option or stock grant, however, nor anything contained in the Plan, shall confer upon any Participant any right to serve as a director of the Company.

     (b) Stock Option Price: The exercise price for each stock option shall be established by the Committee or under a formula established by the Committee. The exercise price shall not be less than the Fair Market Value of the stock on the date of grant. The exercise price shall be payable in cash, by payment under an arrangement with a broker where payment is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the option shares to the Company, by the surrender of shares of Common Stock owned by the optionholder exercising the option and having a fair market value on the date of exercise equal to the exercise price but only if such will not result in an accounting charge to the Company, or by any combination of the foregoing. In addition, the exercise price shall be payable in such other form(s) of consideration as the Committee in its discretion shall specify, including without limitation by loan (as described in Section 8) or by techniques that may result in an accounting charge to the Company.

     (c) Stock Grant Terms: Stock grants under the Plan may, in the sole discretion of the Committee, but need not, be conditioned upon the Participant paying cash or cash-equivalent consideration or agreeing to forego other compensation for the Shares covered by the stock grant. Stock grants under the Plan may be subject to such conditions, restrictions or other vesting terms as are established in the sole discretion of the Committee, including, without limitation, the passage of time, continued service, the price of the Common Stock meeting or exceeding a specified level, the achievement of other performance goals or the satisfaction of an event or condition within the control of the Participant or within the control of others.

7.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Board, except that as provided herein the Plan may be administered by a Committee of the Board, as appointed from time to time by the Board. The Board shall fill vacancies on and from time to time may remove or add members to the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent.

     Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation: (a) to prescribe, amend and rescind rules relating to this Plan and to define terms not otherwise defined herein; (b) to prescribe the form of documentation used to evidence any stock option or stock grant awarded hereunder, including provision for such terms as it considers necessary or desirable, not inconsistent with the terms established by the Board; (c) to establish and verify the extent of satisfaction of any conditions to exercisability applicable to stock options or to receipt or vesting of stock grants; (d) to determine whether, and the extent to which, adjustments are required pursuant to Section 9 hereof; and (e) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any stock option or stock grant awarded hereunder, and to make exceptions to any procedural provisions in good faith and for the benefit of the Company. Notwithstanding any provision of this Plan, the Board may at any time limit the authority of the Committee to administer this Plan.

     All decisions, determinations and interpretations by the Board or, except as to the Board, the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any stock option or stock grant awarded hereunder, shall be final and binding on all Participants and holders of stock options and stock grants. The Board and the Committee may consider such factors as it deems relevant, in its sole and absolute discretion, in making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

8.  LOANS

     The Company may, if authorized by the Committee, make loans for the purpose of enabling a Participant to exercise stock options and, if applicable, receive stock awarded under the Plan and to pay the tax liability resulting from a stock option exercise or stock grant under the Plan. The Committee shall have full authority to determine the terms and conditions of such loans. Such loans may be secured by the shares of Common Stock received upon exercise of such stock option or receipt of such stock grant.

9.  ADJUSTMENT OF AND CHANGES IN THE STOCK

     If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the

Company are sold, then, unless the terms of such transaction shall provide otherwise, the maximum number and type of shares or other securities that may be issued under this Plan shall be appropriately adjusted. The Committee shall determine in its sole discretion the appropriate adjustment to be effected pursuant to the immediately preceding sentence. In addition, in connection with any such change in the class of securities then subject to this Plan, the Committee may make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may be acquired pursuant to stock options and stock grants theretofore awarded under this Plan and the exercise price of such stock options or price, if any, of such stock grants.

     No right to purchase or receive fractional shares shall result from any adjustment in stock options or stock grants pursuant to this Section 9. In case of any such adjustment, the shares subject to the stock option or stock grant shall be rounded up to the nearest whole share of Common Stock.

10.  REGISTRATION, LISTING OR QUALIFICATION OF STOCK

     In the event that the Board or the Committee determines in its discretion that the registration, listing or qualification of the shares of Common Stock issuable under the Plan on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares under the stock option or stock grant, the stock option or stock grant shall not be exercisable or exercised in whole or in part unless such registration, listing, qualification, consent or approval has been unconditionally obtained.

11.  TAXES

     The Board or Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes which it determines are necessary or appropriate in connection with any issuance of shares under this Plan, and the rights of a holder of a stock option or stock grant in any shares are subject to satisfaction of such conditions. The Company shall not be required to issue shares of Common Stock or to recognize the disposition of such shares until such obligations are satisfied. At the Participant's election, any such obligations may be satisfied by having the Company withhold a portion of the shares of Common Stock that otherwise would be issued to the holder of the stock option or stock grant upon exercise of the stock option or vesting or receipt of the stock grant or by surrendering to the Company shares of Common Stock previously acquired. The Company and any affiliate of the Company shall not be liable to a Participant or any other persons as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt of any stock options or shares awarded hereunder.

12.  ARBITRATION AND APPLICABLE LAW

     Any claim, dispute or other matter in question of any kind relating to this Plan shall be settled by arbitration before a single arbitrator and otherwise conducted in accordance with the Rules of the American Arbitration Association, which proceedings shall be held in the city in which the Company's executive offices are located. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrator shall be final and may be enforced in any court of competent jurisdiction. This Plan and any rights hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

13.  EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN

     This Plan shall become effective upon its adoption by the Board, subject to approval by a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote at a meeting of the Company's stockholders.

     Unless earlier suspended or terminated by the Board, no stock options or stock grants may be awarded after the tenth anniversary of the date the Plan is approved by the Company's stockholders. The Board may periodically amend the Plan as determined appropriate, without further action by the Company's stockholders except to the extent required by applicable law. Notwithstanding the foregoing, and subject to adjustment pursuant to Section 9, unless approved by the Company's stockholders, (a) the Plan may not be amended to materially increase the number of shares of Common Stock authorized for issuance under the Plan and (b) the exercise price of stock options outstanding under the Plan may not be reduced or adjusted downward, whether through amendment, cancellation or replacement grants or any other means.

                                                                       EXHIBIT B

                            SLM HOLDING CORPORATION
                           MANAGEMENT INCENTIVE PLAN

SECTION 1.  PURPOSE OF PLAN

     The purpose of this Management Incentive Plan ("Plan") of the SLM Holding Corporation, a Delaware corporation, is to enable the Company, as defined in
Section 2.2(a)(iii) hereof, to attract, retain and motivate its officers, management and other key personnel, and to further align the interests of such persons with those of the stockholders of the Company, by providing for or increasing their proprietary interest in the Company.

SECTION 2.  ADMINISTRATION OF THE PLAN

          2.1 Composition of Committee. The Plan shall be administered by the Board of Directors and/or by a committee of the Board of Directors of SLM, as appointed from time to time by the Board of Directors (the "Committee"). The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. Notwithstanding the foregoing, with respect to any Award that is not intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), the Committee may appoint one or more separate committees (any such committee, a "Subcommittee") composed of one or more directors of SLM (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Awards, as defined in Section 5.1 hereof, under the Plan to Employees, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

          2.2 Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

             (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term "fair market value" shall mean, as of any date, the closing price for a Share, as defined in Section 3.1 hereof, reported for that date on the composite tape for securities listed on the New York Stock Exchange or, if no Shares traded on the New York Stock Exchange on the date in question, then for the next preceding date for which Shares traded on the New York Stock Exchange; and (ii) the term "Company" shall mean the SLM Holding Corporation and its subsidiaries and affiliates, unless the context otherwise requires.

             (b) to determine which persons are Employees (as defined in Section 4 hereof), to which of such Employees, if any, Awards shall be granted hereunder and the timing of any such Awards;

             (c) to determine the number of Shares subject to Awards and the exercise or purchase price of such Shares;

             (d) to establish and verify the extent of satisfaction of any performance goals applicable to Awards;

             (e) to prescribe and amend the terms of the agreements evidencing Awards made under this Plan (which need not be identical);

             (f) to determine whether, and the extent to which, adjustments are required pursuant to Section 11 hereof;

             (g) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

             (h) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          2.3 Determinations of the Committee. All decisions, determinations and interpretations by the Committee or the Board regarding the Plan shall be final and binding on all Employees and Participants, as defined in
     Section 3 hereof. The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer of the Company or Employee and such attorneys, consultants and accountants as it may select.

SECTION 3.  STOCK SUBJECT TO PLAN

          3.1 Aggregate Limits. Subject to adjustment as provided in Section 11, at any time, the aggregate number of shares of the Company's common stock, $.020 par value ("Shares"), issued and issuable pursuant to all Awards (including all ISOs (as defined in Section 5.1 hereof)) granted under this Plan shall not exceed 6,000,000; provided that no more than 1,000,000 of such Shares may be issued pursuant to all Incentive Bonuses and Performance Stock Awards granted under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

          3.2 Code Section 162(m) Limits. The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Employee shall not exceed 1,000,000. The aggregate number of Shares issued or issuable under any Incentive Bonus or Performance Stock Awards granted under this Plan during any calendar year to any one Employee shall not exceed 50,000. Notwithstanding anything to the contrary in the Plan, the foregoing limitations shall be subject to adjustment under Section 11 only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance based compensation" under Code
     Section 162(m).

          3.3 Issuance of Shares. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and not returned to the Company upon cancellation, expiration or forfeiture of an Award or delivered (either actually or by attestation) in payment or satisfaction of the purchase price, exercise price or tax obligation of an Award.

SECTION 4.  PERSONS ELIGIBLE UNDER PLAN

     Any person, including any director of the Company, who is an employee, prospective employee, consultant or advisor of the Company (an "Employee") shall be eligible to be considered for the grant of Awards hereunder. For purposes of this Plan, the Chairman of the Board's status as an Employee shall be determined by the Board. For purposes of the administration of Awards, the term "Employee" shall also include a former Employee or any person (including any estate) who is a beneficiary of a former Employee. A "Participant" is any Employee to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 10.1.

SECTION 5.  PLAN AWARDS

          5.1 Award Types. The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Employees and to confer certain benefits on them. The following such arrangements or benefits are authorized under the Plan if their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Incentive Bonuses and Performance

     Stock. Such arrangements and benefits are sometimes referred to herein as "Awards." The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

             Stock Options: A Stock Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the agreement evidencing the Award (the "Option Agreement"). Options intended to qualify as Incentive Stock Options ("ISOs") pursuant to Code Section 422 and Options which are not intended to qualify as ISOs ("Non-qualified Options") may be granted under Section 6 as the Committee in its sole discretion shall determine.

             Incentive Bonus: An Incentive Bonus is a bonus opportunity awarded under Section 7 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the document evidencing the Award (the "Incentive Bonus Agreement").

             Performance Stock: Performance Stock is an award of Shares made under Section 8, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the document evidencing the Award (the "Performance Stock Agreement").

          5.2 Grants of Awards. An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

SECTION 6.  STOCK OPTION GRANTS

     The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award, within the control of others or not within the any person's control.

          6.1 Option Agreement. Each Option Agreement shall contain provisions regarding (a) the number of Shares which may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions, and
     (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. Option Agreements evidencing ISOs shall contain such terms and conditions as may be necessary to comply with the applicable provisions of Section 422 of the Code.

          6.2 Option Price. The purchase price per Share of the Shares subject to each Option granted under the Plan shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted, except that (i) the Committee may specifically provide that the exercise price of an Option may be higher or lower in the case of an Option granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired, and (ii) in the event an Employee is required to pay or forego the receipt of any cash amount in consideration of receipt of an option, the exercise price plus such cash amount shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted.

          6.3 Option Term. The "Term" of each Option granted under the Plan, including any ISOs, shall not exceed ten (10) years from the date of its grant.

          6.4 Option Vesting. Options granted under the Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option's Term as determined by the Committee in its sole discretion. The Committee shall have the right to make the timing of the ability to exercise any Option granted under the Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may, in its sole discretion, reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option, except that no Option shall first become exercisable within six
     (6) months from its date of grant, other than upon death, Disability (as defined in Section 6.5 hereof), a Change of Control (as defined in Section
     12.2 hereof) or upon satisfaction of such performance requirements as deemed appropriate by the Committee.

        6.5 Termination of Employment. Subject to Section 12, upon a termination of employment by a Participant prior to the full exercise of an Option, the following procedures shall apply unless determined otherwise by the Committee in its sole discretion or, in the case of an ISO, unless other procedures are necessary to comply with the provisions of Section 422, 424 or 425 of the Code:

             (a) Death or Disability. If an Employee terminates service on account of becoming disabled, the Participant may exercise the Option in whole or in part within one year after the date of the Employee's disability, but in no event later than the date on which it would have expired if the Employee had not become disabled. Unless provided otherwise by the Committee, an Employee shall be deemed to be disabled if he or she is determined to be disabled for purposes of meeting any insurance requirements under long-term disability policies ("Disability") provided by the Company. If an Employee dies during a period in which he or she is entitled to exercise an Option (including the periods referred to in the first sentence of this paragraph (a) or in paragraph (c) of this Section), the Participant may exercise the Option in whole or in part within one year after the date of the Employee's death, but in no event later than the date on which it would have expired if the Employee had lived, or one year after the Employee's death, whichever date is earlier.

             (b) Cause. If a Participant's employment with the Company or a subsidiary shall be terminated for cause, as determined by the Committee in its sole discretion, he or she shall forfeit any and all outstanding option rights and such rights shall be deemed to have lapsed for purposes hereof as of the date of the Participant's termination of service.

             (c) Other Forms of Termination. If a Participant ceases to be employed by the Company or a subsidiary for any reason other than Disability, death or termination for cause during a period in which he or she is entitled to exercise an Option, the Participant's Option shall terminate three months after the date of such cessation of employment, but in no event later than the date on which it would have expired if such cessation of employment had not occurred. During such period the Option may be exercised only to the extent that the Participant was entitled to do so at the date of cessation of employment unless the Committee, in its sole discretion, permits exercise of the Option to a greater extent. The employment of a Participant shall not be deemed to have ceased upon his or her absence from the Company on a leave of absence granted in accordance with the usual procedures of the Company.

        6.6 Option Exercise.

             (a) Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Committee may require, by the terms of the Option Agreement, a partial exercise to include a minimum number of Shares.

             (b) Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery to the representative of the Company designated for such purpose by the Committee all of the following: (i) notice of exercise in such form as the Committee authorizes specifying the number of Shares to be purchased by the Participant, (ii) payment or provision for payment of the exercise price for such number of Shares, (iii) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations, (iv) in the event that the Option shall be exercised pursuant to Section 10.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option, and (v) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to provide for the tax withholding pursuant to Section 13. Unless provided otherwise by the Committee, no Participant shall have any right as a stockholder with respect to any Shares purchased pursuant to any Option until the registration of Shares in the name of such person, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are so registered.

             (c) Payment of Exercise Price. To the extent authorized by the Committee, the exercise price of an Option may be paid in the form of one of more of the following, either through the terms of the Option Agreement or at the time of exercise of an Option: (i) cash or certified or cashiers' check, (ii) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (iii) other property deemed acceptable by the Committee, (iv) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (v) a promissory note of or other commitment to pay by the Participant or of a third party, the terms and conditions of which shall be determined by the Committee, or
        (vi) any combination of (i) through (v).

SECTION 7.  INCENTIVE BONUS

     Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

          7.1 Incentive Bonus Award. Each Incentive Bonus Award shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (c) the period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions, and
     (g) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall not exceed five million dollars ($5,000,000).

          7.2 Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code
     Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 10.2 hereof) selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code
     Section 162(m).

          7.3 Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. The Committee may provide for a Participant to have the option for his or her Incentive Bonus, or such portion thereof as the Committee may specify, to be paid in whole or in part in Shares or Stock Units.

          7.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 8.  PERFORMANCE STOCK

     Performance Stock consists of an award of Shares, the grant, issuance, retention and/or vesting of which shall be subject to such performance conditions and to such further terms and conditions as the Committee deems appropriate.

          8.1 Performance Stock Award. Each Performance Stock Award shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the performance criteria and level of achievement versus these criteria which shall determine the number of Shares granted, issued, retainable and/or vested, (c) the period as to which performance shall be measured for determining achievement of performance , (d) forfeiture provisions, and (e) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

          8.2 Performance Criteria. The grant, issuance, retention and/or vesting of each Performance Share shall be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Performance Stock that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Performance Stock Award is granted.

          8.3 Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Performance Stock to be deferred to a specified date or event. The Committee may provide for a Participant to have the option for his or her Performance Stock, or such portion thereof as the Committee may specify, to be granted in whole or in part in Shares or Stock Units.

          8.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under a Performance Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 9.  STOCK UNITS

          9.1 Stock Units. A "Stock Unit" is a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.

          9.2 Grant of Stock Units. Stock Units may be issued upon exercise of Options, may be granted in payment and satisfaction of Incentive Bonus Awards and may be issued in lieu of, Performance Stock or any other Award that the Committee elects to be paid in the form of Stock Units.

          9.3 Settlement of Stock Units. Unless provided otherwise by the Committee, settlement of Stock Units shall be made by issuance of Shares and shall occur within 60 days after an Employee's termination of employment for any reason. The Committee may provide for Stock Units to be settled in cash (at the election of the Company or the Participant, as specified by the Committee) and to be made at such other times as it determines appropriate or as it permits a Participant to choose. The amount of Shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents, which may be valued as if reinvested in Shares. Until a Stock Unit is settled, the number of shares of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 11.

SECTION 10.  OTHER PROVISIONS APPLICABLE TO AWARDS

          10.1 Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may in its sole discretion grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Employee's "immediate family," as such term is defined under Exchange Act Rule 16a-1(e), or to a trust for the benefit solely of a member or members of the Employee's immediate family, or to a partnership or other entity whose only owners are members of the Employee's family, provided that (i) no consideration is given in connection with the transfer of such Award, and (2) following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Employee, as modified as the Committee in its sole discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms.

          10.2 Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share (including earnings before interest, taxes, depreciation and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets, (g) revenue, (h) income or net income, (i) operating income or net operating income, (j) operating profit or net operating profit, (k) operating margin, (l) return on operating revenue, (m) market share, (n) loan volume and (o) overhead or other expense reduction. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

          10.3 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends which may be paid or other rights which may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

          10.4 Agreements Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of the Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's effectiveness that such agreement be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Agreement evidencing such Award.

          10.5 Tandem Stock or Cash Rights. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

          10.6 Financing. The Committee may in its discretion provide financing to a Participant in a principal amount sufficient to pay the purchase price of any Award and/or to pay the amount of taxes required by law to be withheld with respect to any Award. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto, including Regulation G promulgated by the Federal Reserve Board. The grant of an Award shall in no way obligate the Company or the Committee to provide any financing whatsoever in connection therewith.

SECTION 11.  CHANGES IN CAPITAL STRUCTURE

          11.1 If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards, provided, however, that such adjustment shall be made in such a manner that will not affect the status of any Award intended to qualify as an ISO under Code Section 422 or as "performance based compensation" under Code Section 162(m), and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

SECTION 12.  CHANGE OF CONTROL

          12.1 Effect of Change of Control. The Committee may through the terms of the Award or otherwise provide that any or all of the following shall occur, either immediately upon the Change of Control or a Change of Control Transaction, or upon termination of the Employee's employment within twenty-four (24) months following a Change of Control or a Change of Control Transaction: (a) in the case of an Option, the Participant's ability to exercise any portion of the Option not previously exercisable,
     (b) in the case of an Incentive Bonus, the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Committee prior to the Change of Control, and (c) in the case of Shares issued in payment of any Incentive Bonus, and/or in the case of Performance Stock or Stock Units, the lapse and expiration on any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award. The Committee also may, through the terms of the Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a Change of Control Transaction, no provision is made in such Change of Control Transaction for the exercise, payment or lapse of conditions or restrictions on the Award, or other procedure whereby the Participant may realize the full benefit of the Award.

          12.2 Definitions. Unless the Committee or the Board shall provide otherwise, "Change of Control" shall mean an occurrence of any of the following events: (a) an acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "person or group"

     (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than an employee benefit plan of the Company, immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding Voting Securities; (b) approval by the stockholders of (i) a merger, consolidation or reorganization involving the Company, unless the company resulting from such merger, consolidation or reorganization (the "Surviving Corporation") shall adopt or assume this Plan and a Participant's Awards under the Plan and either (A) the stockholders of the Company immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the Surviving Corporation in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) at least a majority of the members of the Board of Directors of the Surviving Corporation were directors of the Company immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (ii) a complete liquidation or dissolution of the Company; or (c) such other events as the Committee or the Board from time to time may specify. "Change of Control Transaction" shall include any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction which is intended to or reasonably expected to result in a change of control.

SECTION 13.  TAXES

          13.1 Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by the Employee or Participant, as appropriate, of any taxes which it determines are required in connection with any Awards granted under this Plan, and a Participant's rights in any Award are subject to satisfaction of such conditions.

          13.2 Payment of Withholding Taxes.  Notwithstanding the terms of
     Section 13.1 hereof, the Committee may provide in the agreement evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Non-qualified Option or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company withholding shares of the Company's capital stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Company's capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

SECTION 14.  AMENDMENTS OR TERMINATION

     The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no such amendment shall, without the approval of the shareholders of the Company:

             (a) materially increase the maximum number of shares of Common Stock for which Awards may be granted under the Plan;

             (b) reduce the price at which Options may be granted below the price provided for in Section 6.2;

             (c) reduce or adjust downward the exercise price of outstanding Options, whether through amendment, cancellation or replacement grants, or any other means;

             (d) impair the rights of any Award holder, without such holder's consent, under any Award granted prior to the date of any Change of Control;

             (e) extend the term of the Plan; or

             (f) change the class of persons eligible to be Participants.

SECTION 15.  COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

     The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

     No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 16.  OPTION GRANTS BY SUBSIDIARIES

     In the case of a grant of an option to any eligible Employee employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the optionholder in accordance with the terms of the option specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such option may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

SECTION 17.  NO RIGHT TO COMPANY EMPLOYMENT

     Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The Award agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 18.  EFFECTIVENESS AND EXPIRATION OF PLAN

     The Plan shall be effective on the date the Board adopts the Plan. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of the Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company's stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. No Awards shall be granted pursuant to the Plan more than ten (10) years after the effective date of the Plan.

SECTION 19.  NON-EXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 20.  GOVERNING LAW

     This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

                              [SALLIE MAE LOGO]

The Board of Directors recommends a vote FOR Items                [X]Please mark
1, 2, 3, 4, 5 and 6 to be voted upon at the Annual Meeting:          your votes
                                                                       as this





1.  To elect all nominees           FOR              WITHHOLD
listed to the Board of          all nominees      authority for all
Directors, except as noted                           nominees        4.  To approve an amendment to         FOR   AGAINST  ABSTAIN
(write the names of the             [ ]                [ ]           the SLM Holding Corporation            [ ]     [ ]      [ ]
nominees, if any, for whom you                                       1993-1998 Stock Option Plan.
withhold authority to vote).
Nominees: James E. Brandon;                                          5.  To ratify certain option           FOR   AGAINST  ABSTAIN
Charles L. Daley; Thomas J.                                          grants under the SLM Holding           [ ]     [ ]      [ ]
Fitzpatrick; Edward A. Fox,                                          Corporation 1993-1998 Stock
Dianne Suitt Gilleland;                                              Option Plan.
Ann Torre Grant; Ronald F. Hunt;
Benjamin J. Lambert III;                                             6.  To ratify the appointment          FOR   AGAINST  ABSTAIN
Albert L. Lord; Marie V.                                             of Arthur Andersen LLP as the          [ ]     [ ]      [ ]
McDemmond; Barry A. Munitz; A.                                       Company's independent auditors
Alexander Porter, Jr.;                                               for the current year.
Wolfgang Schoellkopf; Steven
L. Shapiro; Randolph H.
Waterfield, Jr.

[ ] For all except:
                    ------------

2.  To approve the SLM Holding         FOR      AGAINST     ABSTAIN
Corporation Directors                  [ ]        [ ]         [ ]
Stock Plan.


3.  To approve the SLM Holding         FOR      AGAINST     ABSTAIN
Corporation Management                 [ ]        [ ]         [ ]
Incentive Plan.





Signature: ____________________________________Signature:______________________________________________Date:__________________

NOTE: Please sign exactly as name appears hereon. Please manually date this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                            SLM HOLDING CORPORATION

 Proxy solicited by the Board of Directors for Annual Meeting -- May 21, 1998.


Each of the undersigned, revoking all other proxies heretofore given, hereby constitutes and appoints Albert L. Lord, J. Paul Carey and Marianne M. Keler, and each of them, with full power of substitution, as proxy or proxies to represent and vote all shares of Common Stock, par value $.20 per share (the "Common Stock"), of SLM Holding Corporation (the "Company") owned by the undersigned at the Annual Meeting and any adjournments or postponements thereof.

The shares represented hereby will be voted in accordance with the directions given in this proxy. If not otherwise directed herein, shares represented by this proxy will be voted FOR Item 1 (Election of Directors), FOR Item 2 (Approval of the SLM Holding Corporation Directors Stock Plan), FOR Item 3 (Approval of the SLM Holding Corporation Management Incentive Plan), FOR Item 4 (Approval of an Amendment to the SLM Holding Corporation 1993-1998 Stock Option
Plan), FOR Item 5 (Ratification of Certain Option Grants under the SLM Holding Corporation 1993-1998 Stock Option Plan), and FOR Item 6 (Ratification of the Appointment of Independent Auditors). If any other matters are properly brought before the Annual Meeting, proxies will be voted on such matters as the proxies named herein, in their sole discretion, may determine.


      Please Mark, Sign, Date and Mail Promptly in the Enclosed Envelope.